                                                                       Exhibit 1

                                                                  EXECUTION COPY

================================================================================

                                   $60,000,000

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                   dated as of

                                 March 31, 2005,

                                      Among

                             GRUBB & ELLIS COMPANY,

                                as the BORROWER,

                          THE GUARANTORS NAMED HEREIN,

                                 as GUARANTORS,

                        THE INITIAL LENDERS NAMED HEREIN,

                       NATIONAL CITY BANK OF THE MIDWEST,

                             as DOCUMENTATION AGENT,

                          KEYBANK NATIONAL ASSOCIATION,

                              as SYNDICATION AGENT,

                         DEUTSCHE BANK SECURITIES INC.,

              as SOLE BOOK-RUNNING MANAGER AND SOLE LEAD ARRANGER,

                                       and

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,

        as INITIAL ISSUING BANK, SWING LINE BANK AND ADMINISTRATIVE AGENT

================================================================================

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                                TABLE OF CONTENTS

SECTION                                                                                          PAGE
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01          Certain Defined Terms...................................................     1
SECTION 1.02          Computation of Time Periods; Other Definitional Provisions..............    23
SECTION 1.03          Accounting Terms........................................................    23

ARTICLE II AMOUNTS AND TERMS OF THE ADVANCES AND THE LETTERS OF CREDIT

SECTION 2.01          The Advances and the Letters of Credit..................................    24
SECTION 2.02          Making the Advances.....................................................    25
SECTION 2.03          Issuance of and Drawings and Reimbursement Under Letters of Credit......    27
SECTION 2.04          Repayment of Advances...................................................    29
SECTION 2.05          Termination or Reduction of the Commitments.............................    30
SECTION 2.06          Prepayments.............................................................    31
SECTION 2.07          Interest................................................................    31
SECTION 2.08          Fees....................................................................    32
SECTION 2.09          Conversion of Advances..................................................    33
SECTION 2.10          Increased Costs, Etc....................................................    34
SECTION 2.11          Payments and Computations...............................................    35
SECTION 2.12          Taxes...................................................................    36
SECTION 2.13          Sharing of Payments, Etc................................................    38
SECTION 2.14          Use of Proceeds.........................................................    38
SECTION 2.15          Defaulting Lenders......................................................    39
SECTION 2.16          Evidence of Debt........................................................    41
SECTION 2.17          Extension of Termination Date...........................................    41
SECTION 2.18          Reallocation of Lender Pro Rata Shares..................................    42

ARTICLE III CONDITIONS OF LENDING AND ISSUANCES OF LETTERS OF CREDIT

SECTION 3.01          Conditions Precedent to Initial Extension of Credit.....................    43
SECTION 3.02          Conditions Precedent to Each Borrowing and Issuance and any Extension...    46
SECTION 3.03          Determinations Under Section 3.01.......................................    46

ARTICLE IV REPRESENTATIONS AND WARRANTIES

SECTION 4.01          Representations and Warranties of the Borrower..........................    46

ARTICLE V COVENANTS OF THE BORROWER

SECTION 5.01          Affirmative Covenants...................................................    52
SECTION 5.02          Negative Covenants......................................................    57
SECTION 5.03          Reporting Requirements..................................................    65
SECTION 5.04          Financial Covenants.....................................................    68

ARTICLE VI EVENTS OF DEFAULT

SECTION 6.01          Events of Default.......................................................    70

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
SECTION 6.02          Actions in Respect of the Letters of Credit upon Default................    73

ARTICLE VII THE Administrative Agent

SECTION 7.01          Authorization and Action................................................    73
SECTION 7.02          Administrative Agent's Reliance, Etc....................................    74
SECTION 7.03          DBTCA and Affiliates....................................................    75
SECTION 7.04          Lender Party Credit Decision............................................    75
SECTION 7.05          Indemnification.........................................................    75
SECTION 7.06          Successor Administrative Agents.........................................    76

ARTICLE VIII GUARANTY

SECTION 8.01          Guaranty; Limitation of Liability.......................................    77
SECTION 8.02          Guaranty Absolute.......................................................    78
SECTION 8.03          Waivers and Acknowledgments.............................................    79
SECTION 8.04          Subrogation.............................................................    80
SECTION 8.05          Guaranty Supplements....................................................    80
SECTION 8.06          Subordination...........................................................    80
SECTION 8.07          Continuing Guaranty; Assignments........................................    81

ARTICLE IX MISCELLANEOUS

SECTION 9.01          Amendments, Etc.........................................................    82
SECTION 9.02          Notices, Etc............................................................    82
SECTION 9.03          No Waiver; Remedies.....................................................    83
SECTION 9.04          Costs and Expenses......................................................    83
SECTION 9.05          Right of Set-off........................................................    84
SECTION 9.06          Binding Effect..........................................................    85
SECTION 9.07          Assignments and Participations..........................................    85
SECTION 9.08          Execution in Counterparts...............................................    88
SECTION 9.09          No Liability of the Issuing Banks.......................................    88
SECTION 9.10          Confidentiality; Patriot Act............................................    88
SECTION 9.11          Release of Collateral...................................................    89
SECTION 9.12          Jurisdiction, Etc.......................................................    89
SECTION 9.13          Governing Law...........................................................    89
SECTION 9.14          Waiver of Jury Trial....................................................    89

SCHEDULES

Schedule I              -  Commitments, Pro Rata Shares and Applicable Lending
                            Offices

Schedule II             -  Guarantors

Schedule III               Existing Letters of Credit

Schedule 4.01(b)        -  Subsidiaries

Schedule 4.01(d)        -  Authorizations, Approvals, Actions, Notices and
                            Filings

Schedule 4.01(f)        -  Disclosed Litigation

Schedule 4.01(p)        -  Labor Matters

Schedule 4.01(q)        -  Environmental Disclosure

Schedule 4.01(t)        -  Existing Debt

Schedule 4.01(v)        -  Existing Liens

Schedule 4.01(w)        -  Owned Real Property

Schedule 4.01(x)(i)     -  Leased Real Property (Lessee)

Schedule 4.01(x)(ii)    -  Leased Real Property (Lessor)

Schedule 4.01(y)        -  Investments

Schedule 4.01(z)        -  Material Contracts

Schedule 4.01(aa)       -  Intellectual Property

Schedule 5.01(q)        -  Inactive Subsidiaries

Schedule 5.01(r)           Franchise Taxes

Schedule 5.02(b)(iii)(F)-  Contingent Obligations

EXHIBITS

Exhibit A-1    -   Form of Revolving Credit Note

Exhibit A-2    -   Form of Term Note

Exhibit B-1    -   Form of Notice of Borrowing

Exhibit B-2    -   Form of Letter of Credit Request

Exhibit C      -   Form of Assignment and Acceptance

Exhibit D      -   Form of Security Agreement

Exhibit E      -   Form of Guaranty Supplement

Exhibit F      -   Form of Opinion of Special Counsel to the Loan Parties

Exhibit G      -   Form of Compliance Certificate

                                                                  EXECUTION COPY

                      AMENDED AND RESTATED CREDIT AGREEMENT

            AMENDED AND RESTATED CREDIT AGREEMENT (this "AGREEMENT") dated as of March 31, 2005 among GRUBB & ELLIS COMPANY, a Delaware corporation (the "BORROWER"), the Guarantors (as hereinafter defined), the Lenders (as hereinafter defined), DEUTSCHE BANK SECURITIES INC., as sole book-running manager and sole lead arranger (the "LEAD ARRANGER"), and DEUTSCHE BANK TRUST COMPANY AMERICAS ("DBTCA"), as the initial swing line bank (in such capacity, the "INITIAL SWING LINE BANK"), the initial issuer of Letters of Credit (as hereinafter defined) (in such capacity, the "INITIAL ISSUING BANK") and administrative agent (together with any successors appointed pursuant to Article VII, the "ADMINISTRATIVE AGENT") for the Lender Parties (as hereinafter defined).

                             PRELIMINARY STATEMENTS

            (1) Pursuant to that certain Credit Agreement dated as of June 11, 2004 (the "EXISTING Agreement") among the Borrower, the guarantors party thereto, the lenders described therein, Deutsche Bank Securities Inc., as sole book-running manager and sole lead arranger, and Deutsche Bank Trust Company Americas, as initial issuing bank, swing line bank and administrative agent, such lenders extended certain commitments to make certain credit facilities available to the Borrower.

            (2) The Borrower, the Administrative Agent, the Lead Arranger, the lenders party to the Existing Agreement and the New Lenders (as defined herein) desire to amend and restate the Existing Agreement to (i) extend the Termination Date (as defined therein) of the credit facility provided thereunder, (ii) increase the aggregate amount of the Revolving Credit Facility and (iii) make certain other amendments to the Existing Agreement.

            NOW, THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Existing Agreement to read in its entirety as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

      SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "ACCOUNT CONTROL AGREEMENT" has the meaning specified in the Security Agreement.

            "ACCOUNTING CHANGE" has the meaning specified in Section 1.03.

            "ACQUIRED PRO FORMA EBITDA" means, for any date of determination, for the Measurement Period most recently ended, the EBITDA attributable during such Measurement Period (a) to any Person, in the case of an Acquisition of all or substantially all of the Equity Interests of such Person, or (b) to any assets of a Person, in the case of an Acquisition of all or substantially all of the assets of such Person, in each case in clauses (a) and (b) above, acquired in connection with a Permitted

Acquisition to the extent that the Administrative Agent, in its reasonable discretion, deems such EBITDA to be appropriate given all the facts and circumstances surrounding such Permitted Acquisition.

            "ACQUISITION" means (a) the acquisition of all or substantially all of the assets of another Person or of a business or division of another Person, or of the Equity Interests of a Person unaffiliated with the Borrower and its Subsidiaries or (b) the merger, consolidation or amalgamation with one or more other Persons.

            "ACQUISITION DEBT" means Debt which is (a) a liability on the balance sheet of the Borrower as determined in accordance with GAAP, incurred by a Loan Party in connection with a Permitted Acquisition by such Loan Party, (b) unsecured (except to the extent otherwise permitted by Section 5.02(a)), (c) subordinated to Debt incurred hereunder (except to the extent otherwise permitted by Section 8.06), and (d) in form and substance satisfactory to the Administrative Agent.

            "ADMINISTRATIVE AGENT" has the meaning specified in the preamble to this Agreement.

            "ADMINISTRATIVE AGENT'S ACCOUNT" means the account of the Administrative Agent maintained at Deutsche Bank Trust Company Americas, ABA No. 021 001 033, for further credit to the Commercial Loan Division, 90 Hudson Street, Jersey City, NJ, Account No. 99401268, or such other account maintained by the Administrative Agent and designated by the Administrative Agent in a written notice to the Lender Parties and the Borrower.

            "ADVANCE" means a Term Advance, a Revolving Credit Advance, a Swing Line Advance or a Letter of Credit Advance.

            "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

            "AGREEMENT" has the meaning specified in the preamble to this Agreement.

            "AGREEMENT VALUE" means, for each Hedge Agreement, on any date of determination, an amount determined by the Administrative Agent equal to: (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the "MASTER AGREEMENT"), the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Loan Party or Subsidiary was the sole "Affected Party", and (iii) the Administrative Agent was the sole party determining such payment amount (with the Administrative Agent making such determination pursuant to the provisions of the form of Master Agreement); (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent based on the settlement price of such Hedge Agreement on such date of determination; or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such

Hedge Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement.

            "APPLICABLE LENDING OFFICE" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Base Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

            "APPLICABLE MARGIN" means 2.50% per annum for Base Rate Advances and 3.50% per annum for Eurodollar Rate Advances.

            "APPROPRIATE LENDER" means, at any time, with respect to (a) either of the Term Facility or the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility at such time, (b) the Letter of Credit Facility, (i) the Issuing Bank and (ii) if the other Revolving Credit Lenders have participated in Letter of Credit Advances pursuant to Section 2.03(c) that are outstanding at such time, each such other Revolving Credit Lender and (c) the Swing Line Facility, (i) the Swing Line Bank and (ii) if the other Revolving Credit Lenders have made Swing Line Advances pursuant to Section 2.02(b) that are outstanding at such time, each such other Revolving Credit Lender.

            "APPROVED FUND" means, with respect to any Lender Party that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender Party or by an Affiliate of such investment advisor.

            "ASSIGNED REVOLVER RIGHTS AND OBLIGATIONS" has the meaning set forth in Section 2.18(a).

            "ASSIGNED TERM RIGHTS AND OBLIGATIONS" has the meaning set forth in
Section 2.18(b).

            "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit C hereto or any other form approved by the Administrative Agent.

            "AVAILABLE AMOUNT" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

            "BANKRUPTCY LAW" means any proceeding of the type referred to in
Section 6.01(f) or Title II, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

            "BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

            (a) the rate of interest announced publicly by DBTCA in New York, New York, from time to time, as its prime lending rate (the "PRIME LENDING RATE") (the Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer; DBTCA may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate); and

            (b) -1/2 of 1% per annum above the Federal Funds Rate.

            "BASE RATE ADVANCE" means an Advance that bears interest as provided in Section 2.07(a)(i).

            "BORROWER" has the meaning specified in the Preamble to this Agreement.

            "BORROWER'S ACCOUNT" means the account of the Borrower specified by the Borrower in writing to the Administrative Agent from time to time.

            "BORROWER PROPERTIES" shall mean those real estate assets listed on Schedules 4.01(w) and 4.01(x)(i).

            "BORROWING" means a Term Borrowing, a Revolving Credit Borrowing or a Swing Line Borrowing.

            "BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

            "CAPITAL EXPENDITURES" means, for any Person for any period, the sum of, without duplication, (a) all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment or other tangible asset on a Consolidated balance sheet of such Person or have a useful life of more than one year plus (b) the aggregate principal amount of all Debt (including Obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

            "CAPITALIZED LEASES" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

            "CASH EQUIVALENTS" means any of the following, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens other than Liens created under the Collateral Documents and having a maturity of not greater than 180 days from the date of acquisition thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender Party or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion, (c) commercial paper issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. or (d) Investments, classified in accordance with GAAP as Current Assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions that have the highest rating obtainable from either Moody's or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

            "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

            "CFC" means an entity that is a controlled foreign corporation under
Section 957 of the Internal Revenue Code.

            "CHANGE OF CONTROL" means the occurrence of any of the following:
(a) the Kojaian Group shall cease to have the power to vote or direct the voting of securities having at least 50.1% of the voting power for the election of directors of the Borrower, (b) the Kojaian Group shall cease to be the "beneficial owner", directly or indirectly, of (i) the number of shares of the Borrower's Series A-1 Preferred Stock of which the Kojaian Group was the "beneficial owner" on the Effective Date or (ii) the number of shares of the Borrower's common stock having the same proportionate voting power for the election of directors of the Borrower as the Kojaian Group had on the Effective Date, if, when aggregated with the number of shares of the Borrower's Series A-1 Preferred Stock of which the Kojaian Group was the "beneficial owner" on the Effective Date the Kojaian Group shall cease to have the voting power to direct the voting of securities having at least 50.1% of the voting power for the election of Directors of the Borrower, (c) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of
1934) (excluding members of the Kojaian Group) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the "beneficial owner", directly or indirectly, of the voting power to direct the voting of securities having at least 50.1% of the voting power for the election of Directors of the Borrower, or (d) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, Continuing Directors shall cease for any reason to constitute a majority of the board of directors of the Borrower. As used herein, the term "BENEFICIAL OWNER" shall have the meaning set forth in Rules 13(d)-3 and 13(d)-5 under the Securities Exchange Act of 1934, as amended.

            "CLOSING DATE" means March 31, 2005.

            "COLLATERAL" means all "Collateral" and "Mortgaged Property" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

            "COLLATERAL ACCOUNT" has the meaning specified in the Security Agreement.

            "COLLATERAL DOCUMENTS" means the Security Agreement, the Account Control Agreements, the Commodity Account Control Agreements, the Securities Account Control Agreements, the Mortgages, the Intellectual Property Security Agreement, each of the collateral documents, instruments and agreements delivered pursuant to Section 5.01(j), and each other agreement that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

            "COMMISSION ADVANCE PROGRAM" means any program pursuant to which a Loan Party may make advances to its employees and/or agents against future real estate commissions to be earned by such employees or agents.

            "COMMITMENT" means a Term Commitment, a Revolving Credit Commitment, a Swing Line Commitment or a Letter of Credit Commitment.

            "COMMODITY ACCOUNT CONTROL AGREEMENT" has the meaning specified in the Security Agreement.

            "COMPLIANCE CERTIFICATE" means a certificate duly executed by any of the chairman of the board of directors, chief executive officer, president or chief financial officer of the Borrower, but in any event, with respect to financial matters, the president or the chief financial officer of the Borrower, substantially in the form of Exhibit G hereto, which shall include, inter alia, a worksheet reflecting that the calculations made thereon have been adjusted to exclude the effects of the operations of Unrestricted Subsidiaries.

            "CONFIDENTIAL INFORMATION" means information that any Loan Party furnishes to the Administrative Agent or any Lender Party, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Administrative Agent or such Lender Party from a source other than the Loan Parties.

            "CONSOLIDATED" refers to the consolidation of accounts in accordance with GAAP.

            "CONSOLIDATED EBITDA" means, for any date of determination, for the Measurement Period most recently ended, the Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for such Measurement Period, as determined on a consolidated basis in accordance with GAAP, plus Acquired Pro Forma EBITDA for such Measurement Period, less the consolidated net income of any Divested Entity on a pro forma basis for such Measurement Period.

            "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, for any date of determination, for the Measurement Period most recently ended, the ratio of (a) Consolidated EBITDA for such Measurement Period to (b) Consolidated Fixed Charges for such Measurement Period.

            "CONSOLIDATED FIXED CHARGES" means, for any date of determination, for the Measurement Period most recently ended, the sum (without duplication) of
(a) Consolidated Interest Expense for such Measurement Period, (b) cash income taxes paid by the Borrower or any of its Restricted Subsidiaries on a consolidated basis in respect of such Measurement Period, (c) scheduled principal payments made during such Measurement Period on account of principal of Debt of the Borrower or any of its Restricted Subsidiaries (including Capitalized Lease payments), (d) the aggregate amount actually paid by the Borrower and its Restricted Subsidiaries in cash during such Measurement Period on account of Capital Expenditures and (e) Earnouts and other cash dividends paid or distributed by the Borrower during such Measurement Period.

            "CONSOLIDATED INTEREST EXPENSE" means, for any date of determination, for the Measurement Period most recently ended, the sum of total cash interest expense of the Borrower and its Restricted Subsidiaries for such Measurement Period with respect to all outstanding Debt of the Borrower and its Restricted Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptance financing and other Debt).

            "CONSOLIDATED NET INCOME" means, for any date of determination, for the Measurement Period most recently ended, the Consolidated net income of the Borrower and its Restricted Subsidiaries for such Measurement Period determined on a consolidated basis in accordance with GAAP, provided, that there shall be excluded from such calculation (a) the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Restricted Subsidiaries pursuant to a Permitted Acquisition, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Restricted Subsidiaries has an ownership interest and (c) the undistributed earnings of any Restricted

Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or Applicable Law applicable to such Subsidiary.

            "CONTINGENT OBLIGATION" means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or
(B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

            "CONTINUING DIRECTORS" means the directors of the Borrower on the Effective Date and thereafter, all such directors and any additional or replacement directors if, in each case, such other director's nomination for election to the board of directors of the Borrower is recommended by at least a majority of the then Continuing Directors.

            "CONVERSION", "CONVERT" and "CONVERTED" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.09 or 2.10.

            "CURRENT ASSETS" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

            "DBSI" has the meaning specified in the preamble to this Agreement.

            "DBTCA" has the meaning specified in the preamble to this Agreement.

            "DEBT" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business) to the extent required to be shown on a balance sheet prepared in accordance with GAAP, the amount of which shall equal the amount required to be shown on such a balance sheet, (c) all Obligations of such Person evidenced by notes (other than notes relating to Earnouts to the extent not required to be shown on a balance sheet prepared in accordance with GAAP), bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising from or in connection with the deposit, transfer or assignment of Equity Interests into trust, (e) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all Obligations of such Person as lessee under Capitalized Leases, (g) all Obligations of such Person under acceptance, letter of credit or similar facilities, (h) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such Equity Interests, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (i) all Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (j) all Contingent Obligations and Off-Balance Sheet Obligations of such Person and (k) all indebtedness and other payment Obligations referred to in clauses (a) through (j) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations, provided, that the amount of Debt of the type referred to in clauses (j), to the extent such Debt consists of guarantees, and (k) above will be included within the definition of "Debt" only to the extent of the amount of the obligations so guaranteed and to the extent of any such Lien, respectively.

            "DEBT/EBITDA RATIO" means, at any date of determination, the ratio of Consolidated total Debt for Borrowed Money of the Borrower and its Restricted Subsidiaries at such date to Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for the most recently completed Measurement Period.

            "DEBT FOR BORROWED MONEY" of any Person means, at any date of determination, all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such Person at such date.

            "DEFAULT" means any Event of Default or any event that would constitute an Event of Default but for the passage of time or the requirement that notice be given or both.

            "DEFAULT INTEREST" has the meaning set forth in Section 2.07(b).

            "DEFAULTED ADVANCE" means, with respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to the Borrower pursuant to Section 2.01 or 2.02 at or prior to such time that has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to Section 2.02(e) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.15(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 2.01 on the same date as the Defaulted Advance so deemed made in part.

            "DEFAULTED AMOUNT" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to the Administrative Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time that has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to (a) the Swing Line Bank pursuant to Section 2.02(b) to purchase a portion of a Swing Line Advance made by the Swing Line Bank, (b) the Issuing Bank pursuant to Section 2.03(c) to purchase a portion of a Letter of Credit Advance made by the Issuing Bank, (c) the Administrative Agent pursuant to Section 2.02(e) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (d) any other Lender Party pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender Party and (e) the Administrative Agent or the Issuing Bank pursuant to Section 7.05 to reimburse the Administrative Agent or the Issuing Bank for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to the Administrative Agent or the Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.15(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

            "DEFAULTING LENDER" means, at any time, any Lender Party that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in
Section 6.01(f).

            "DISCLOSED LITIGATION" has the meaning specified in Section 3.01(e).

            "DISPOSITION" means, with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "DISPOSE" and "DISPOSE OF" shall have correlative meanings.

            "DIVESTED ENTITY" means, for any date of determination, for the Measurement Period most recently ended, any Person (or division or similar business unit) disposed of by the Borrower or any Subsidiary during such Measurement Period if, as of the last day of the fiscal quarter immediately preceding such disposition, the contribution to EBITDA of such Person (or division or similar business unit) accounted for 5% or more of Consolidated EBITDA for the 12 months preceding such last day.

            "DOMESTIC LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

            "DOMESTIC SUBSIDIARY" means any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States of America.

            "EARNOUTS" means any cash payments (i) made by the Borrower to third party sellers in consideration for the purchase of assets or stock by the Borrower from such seller and (ii) made subsequent to the consummation of such purchase.

            "EBITDA" means, for any date of determination, for the Measurement Period most recently ended, Consolidated Net Income for such Measurement Period plus, without duplication and to the extent reflected as a charge in the statement of Consolidated Net Income for such Measurement Period, the sum of (a) total income tax expense, (b) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Debt (including the Advances), (c) depreciation expense, (d) amortization of intangibles (including goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of Consolidated Net Income for such Measurement Period, losses on sales of assets outside of the ordinary course of business) and (f) any other non-cash charges (including non-cash charges relating to Signing Bonus Payments); and minus, to the extent included in the statement of such Consolidated Net Income for such Measurement Period, the sum of (a) interest income, (b) any extraordinary income or gains (including, whether or not otherwise includable as a separate item in the statement of Consolidated Net Income for such Measurement Period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined in accordance with GAAP.

            "EFFECTIVE DATE" has the meaning specified in Section 3.01.

            "ELIGIBLE ASSIGNEE" means (a) with respect to any Facility (other than the Letter of Credit Facility), (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000 (provided, that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD); (iii) a Person that is engaged in the business of commercial banking and that is (A) an Affiliate of a Lender, (B) an Affiliate of a Person of which a Lender is an Affiliate or (C) a Person of which a Lender is an Affiliate; (iv) an insurance company, mutual fund or other financial institution organized under the laws of the United States, any state thereof, any other country which is a member of the OECD or a political subdivision of any such country which invests in bank loans and has a net worth of $500,000,000; and (v) any fund (other than a mutual fund) which invests in bank loans and whose assets exceed $100,000,000, and (b) with respect to the Letter of Credit Facility, a Person that is an Eligible Assignee under subclause (i) or (ii) of clause (a) of this definition (or any Affiliate of any such Person) and is approved by the Administrative Agent; provided, however, that (x) neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition and (y) no Person shall be an "ELIGIBLE ASSIGNEE" unless at the time of the proposed assignment to such Person (i) such Person is able to make its portion of the Term Advances in U.S. dollars, and (ii) such Person is exempt from withholding of tax on interest and is able to deliver the documents related thereto pursuant to Section 2.12(e) of the Credit Agreement.

            "ENVIRONMENTAL ACTION" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

            "ENVIRONMENTAL LAW" means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

            "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

            "EQUITY INTERESTS" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

            "ERISA EVENT" means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

            "ESCROW BANK" has the meaning specified in Section 2.15(c).

            "EUROCURRENCY LIABILITIES" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "EURODOLLAR LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

            "EURODOLLAR RATE" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the average of the respective rates per annum (rounded upward to the next whole multiple of 1/16th of 1%) posted by each of the principal London offices of banks posting rates as displayed on the Dow Jones Markets screen, page 3750 or such other page as may replace such page on such service for the purpose of displaying the London interbank offered rate of major banks for deposits in U.S. dollars, at approximately 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for deposits in an amount substantially equal to DBTCA's Eurodollar Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by
(b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

            "EURODOLLAR RATE ADVANCE" means an Advance that bears interest as provided in Section 2.07(a)(ii).

            "EURODOLLAR RATE RESERVE PERCENTAGE" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

            "EVENTS OF DEFAULT" has the meaning specified in Section 6.01.

            "EXCESS CASH FLOW" means, for any Measurement Period, an amount equal to (a) Consolidated EBITDA for such Measurement Period less (b) the sum of
(i) Consolidated Fixed Charges for such Measurement Period and (ii) Signing Bonus Payments, to the extent made in such Measurement Period.

            "EXISTING AGREEMENT" has the meaning specified in the Preliminary Statements to this Agreement.

            "EXISTING DEBT" means Debt of each Loan Party and its Subsidiaries outstanding immediately before and after the occurrence of the Effective Date.

            "EXISTING LETTERS OF CREDIT" means the Letters of Credit specified on Schedule III hereto.

            "EXISTING TERM PRO RATA SHARE" of any amount means, with respect to each Term Lender (under and as defined in the Existing Agreement), the product of such amount times a fraction the numerator of which is the amount of such Term Lender's Term Commitment (under and as defined in the Existing Agreement) immediately prior to the Closing Date and the denominator of which is the Term Facility (under and as defined in the Existing Agreement) immediately prior to the Closing Date.

            "EXTENSION DATE" has the meaning specified in Section 2.17.

            "FACILITY" means the Term Facility, the Revolving Credit Facility, the Swing Line Facility or the Letter of Credit Facility.

            "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

            "FEE LETTER" means the fee letter dated as of March 31, 2005 between the Borrower and the Administrative Agent, as amended.

            "FISCAL YEAR" means a fiscal year of the Borrower and its Consolidated Subsidiaries ending on June 30 in any calendar year.

            "FOREIGN SUBSIDIARY" means any Subsidiary of the Borrower that is not a Domestic Subsidiary.

            "GAAP" has the meaning specified in Section 1.03.

            "GOVERNMENTAL AUTHORITY" means any nation or government, any state, province, city, municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board, bureau or similar body, whether federal, state, provincial, territorial, local or foreign.

            "GOVERNMENTAL AUTHORIZATION" means any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority.

            "GUARANTEED OBLIGATIONS" has the meaning specified in Section 8.01.

            "GUARANTORS" means the Subsidiaries of the Borrower listed on
Schedule II hereto and each other Subsidiary of the Borrower that shall be required to execute and deliver a guaranty pursuant to Section 5.01(j).

            "GUARANTY" means the guaranty of the Guarantors set forth in Article VIII together with each other guaranty and guaranty supplement delivered pursuant to Section 5.01(j), in each case as amended.

            "GUARANTY SUPPLEMENT" has the meaning specified in Section 8.05.

            "HAZARDOUS MATERIALS" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

            "HEDGE AGREEMENTS" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

            "HEDGE BANK" means any Lender Party or an Affiliate of a Lender Party in its capacity as a party to a Secured Hedge Agreement.

            "INACTIVE SUBSIDIARIES" has the meaning set forth in Section 5.01(q)(i).

            "INDEMNIFIED PARTY" has the meaning specified in Section 9.04(b).

            "INITIAL EXTENSION OF CREDIT DATE" means June 11, 2004.

            "INITIAL ISSUING BANK" has the meaning specified in the preamble to this Agreement.

            "INITIAL LENDER PARTIES" means the Initial Issuing Bank, the Initial Lenders and the Initial Swing Line Bank.

            "INITIAL LENDERS" means the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders.

            "INITIAL SWING LINE BANK" has the meaning specified in the preamble to this Agreement.

            "INSUFFICIENCY" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

            "INTELLECTUAL PROPERTY SECURITY AGREEMENT" means the intellectual property security agreement in substantially the form set forth in Exhibit F to the Security Agreement or otherwise in form and substance satisfactory to the Administrative Agent.

            "INTEREST COVERAGE RATIO" means, for any date of determination, for the Measurement Period most recently ended, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense for such Measurement Period.

            "INTEREST PERIOD" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 1:00 P.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

            (a) the Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

            (b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

            (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

            (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

            "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "INVESTMENT" in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation (or similar transaction) and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (j) or (k) of the definition of "DEBT" in respect of such Person.

            "ISSUING BANK" means the Initial Issuing Bank and any other Revolving Credit Lender approved as an Issuing Bank by the Administrative Agent and any Eligible Assignee to which a Letter of Credit Commitment hereunder has been assigned pursuant to Section 9.07 so long as such Revolving Credit Lender or such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its Letter of Credit Commitment (which information shall be recorded by the Administrative Agent in the Register), for so long as such Initial Issuing Bank, Revolving Credit Lender or Eligible Assignee, as the case may be, shall have a Letter of Credit Commitment.

            "KOJAIAN GROUP" means the Chairman of the Board of the Borrower as of the Effective Date, provided, that, so long as Mr. C. Michael Kojaian remains the Chairman of the Board of the Borrower, the "KOJAIAN GROUP" shall also include (i) all individuals and entities affiliated with Mr. C. Michael Kojaian as set forth in footnote (2) to the Stock Ownership Table set forth in the Stock Ownership Information section of the Borrower's definitive Proxy Statement on Form 14A dated October 8, 2004, and (ii) any person or entity who, after the Effective Date, is deemed to be an Affiliate of Mr. C. Michael Kojaian and/or any person or entity described in subclause (i) immediately preceding.

            "L/C COLLATERAL ACCOUNT" has the meaning specified in the Security Agreement.

            "L/C DISBURSEMENT" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

            "L/C RELATED DOCUMENTS" has the meaning specified in Section 2.04(d)(ii).

            "LEAD ARRANGER" has the meaning specified in the preamble to this Agreement.

            "LENDER PARTY" means any Lender, the Issuing Bank or the Swing Line Bank.

            "LENDERS" means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 9.07 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

            "LETTER OF CREDIT ADVANCE" means an advance made by the Issuing Bank or any Revolving Credit Lender pursuant to Section 2.03(c).

            "LETTER OF CREDIT AGREEMENT" has the meaning specified in Section 2.03(a).

            "LETTER OF CREDIT COMMITMENT" means, with respect to the Issuing Bank at any time, the amount set forth opposite such Issuing Bank's name on
Schedule I hereto under the caption "Letter of Credit Commitment" or, if such Issuing Bank has entered into one or more Assignment and Acceptances, set forth for such Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to
Section 2.05.

            "LETTER OF CREDIT FACILITY" means, at any time, an amount equal to the lesser of (a) the aggregate amount of the Issuing Bank's Letter of Credit Commitment at such time and (b) $5,000,000, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

            "LETTER OF CREDIT REQUEST" has the meaning specified in Section 2.03(a).

            "LETTERS OF CREDIT" has the meaning specified in Section 2.01(d).

            "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

            "LOAN DOCUMENTS" means (a) this Agreement, (b) the Notes, (c) the Guaranties, (d) the Collateral Documents, (e) the Fee Letter, (f) each Letter of Credit Agreement and (g) each Secured Hedge Agreement, in each case as amended.

            "LOAN PARTIES" means the Borrower and the Guarantors.

            "MARGIN STOCK" has the meaning specified in Regulation U.

            "MATERIAL ADVERSE CHANGE" means any material adverse change in the business, assets, properties or financial condition of the Borrower or of the Borrower and its Restricted Subsidiaries, taken as a whole.

            "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, assets, properties or financial condition of the Borrower or of the Borrower and its Restricted Subsidiaries, taken as a whole, (b) the rights and remedies of the Administrative Agent or any Lender Party under any Loan Document or (c) the ability of any Loan Party to perform its Obligations under any Loan Document to which it is or is to be a party.

            "MATERIAL CONTRACT" means, with respect to any Person, each contract (other than a contract pursuant to which such Person is engaged to provide brokerage services with regard to a single client under which a commission or other fee is payable) to which such Person is a party involving aggregate consideration (excluding (x) reimbursable expenses of such Person and (y) project management fees payable to such Person the amount of which cannot yet be determined because the amount of such fees are contingent) payable to or by such Person of $1,000,000 or more in any year.

            "MEASUREMENT PERIOD" means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Borrower ending on or prior to such date.

            "MORTGAGES" means deeds of trust, trust deeds, mortgages, leasehold mortgages and leasehold deeds of trust, if any, in form and substance satisfactory to the Administrative Agent and covering the Borrower Properties, duly executed by the appropriate Loan Party.

            "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

            "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA

Affiliate and at least one Person other than the Loan Parties and the ERISAAffiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

            "NEW LENDERS" means all of the "Lenders" party to, and as defined in, this Agreement, which were not Lenders under the Existing Agreement immediately prior to the Closing Date.

            "NOTE" means a Term Note or a Revolving Credit Note.

            "NOTICE OF BORROWING" has the meaning specified in Section 2.02(a).

            "NOTICE OF SWING LINE BORROWING" has the meaning specified in
Section 2.02(b).

            "NPL" means the National Priorities List under CERCLA.

            "OBLIGATION" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in
Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees, commissions, including, without limitation, Letter of Credit commissions, and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

            "OECD" means the Organization for Economic Cooperation and Development.

            "OFF BALANCE SHEET OBLIGATION" means, with respect to any Person, without duplication of any clause within this definition or within the definition of "Debt", all (a) Obligations of such Person under any lease which is treated as an operating lease for financial accounting purposes and a financing lease for tax purposes (i.e., a "synthetic lease"), (b) Obligations of such Person in respect of transactions entered into by such Person, the proceeds from which would be reflected on the financial statements of such Person in accordance with GAAP as cash flows from financings at the time such transaction was entered into (other than as a result of the issuance of Equity Interests) and (c) Obligations of such Person in respect of other transactions entered into by such Person that are not otherwise addressed in the definition of "Debt" or in clause (a) or (b) above that are intended to function primarily as a borrowing of funds (including, without limitation, any minority interest transactions that function primarily as a borrowing).

            "OTHER TAXES" has the meaning specified in Section 2.12(b).

            "PARTICIPANT" has the meaning specified in Section 2.03(c).

            "PATRIOT ACT" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, as amended from time to time.

            "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

            "PERMITTED ACQUISITION" means any Acquisition that complies with each of the following requirements:

            (a) (i) the Borrower satisfies, and will continue to satisfy, immediately after giving effect (on a pro forma basis) to such Acquisition and any Debt incurred in connection therewith, all applicable financial covenants under this Agreement and (ii) the Administrative Agent shall have received no later than 10 days subsequent to such Permitted Acquisition a pro forma budget of projected income and expenses relating to such Permitted Acquisition;

            (b) no Default has then occurred and is continuing or would result therefrom; and

            (c) the company being acquired is in (or the assets being acquired are used in) the real estate services business.

            "PERMITTED LIENS" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b); (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) individually or together with all other Permitted Liens outstanding on any date of determination do not materially adversely affect the use of the property to which they relate; (c) pledges or deposits in the ordinary course of business to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (d) deposits to secure the performance of bids, trade contracts and leases (other than Debt), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business; (e) Liens securing judgments (or the payment of money) not constituting a Default under Section 6.01(g) or securing appeal or other surety bonds related to such judgments; (f) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes, excluding any such easements, rights of way or encumbrances securing Debt for Borrowed Money; and (g) Liens securing insurance premium financing arrangements entered into in the ordinary course of business and permitted under Section 5.02(b)(iii)(G).

            "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

            "PLAN" means a Single Employer Plan or a Multiple Employer Plan.

            "PLEDGED DEBT" has the meaning specified in the Security Agreement.

            "PLEDGED SHARES" has the meaning specified in the Security
Agreement.

            "POST PETITION INTEREST" has the meaning specified in Section 8.06.

            "PREFERRED INTERESTS" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

            "PROPERTY" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Equity Interests.

            "PRO RATA SHARE" or "REVOLVER PRO RATA SHARE" of any amount means, with respect to any Revolving Credit Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, such Lender's Revolving Credit Commitment as in effect immediately prior to such termination) and the denominator of which is the Revolving Credit Facility at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, the Revolving Credit Facility as in effect immediately prior to such termination). The initial Pro Rata Share of each Lender is set forth opposite the name of that Lender in Schedule I annexed hereto under the heading "Revolver Pro Rata Share"; provided that Schedule I shall be amended and each Pro Rata Share shall be adjusted from time to time to give effect to the execution of any supplements, amendments or modifications to this Agreement and the addition or removal of any Lender as provided herein or by assignment pursuant to Section 9.07.

            "PURCHASING REVOLVING LENDER" has the meaning specified in Section 2.18(a).

            "PURCHASING TERM LENDER" has the meaning specified in Section
2.18(b).

            "REDEEMABLE" means, with respect to any Equity Interests, any such Equity Interests that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

            "REGISTER" has the meaning specified in Section 9.07(d).

            "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "REQUIRED LENDERS" means, at any time, Lenders owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount of the Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, (c) the aggregate unused Term Commitments at such time and (d) the aggregate Unused Revolving Credit Commitments at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (A) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, (B) such Lender's Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time, (C) the aggregate unused Term Commitment of such Lender at such time and (D) the Unused Revolving Credit Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to the Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments.

            "RESTRICTED INVESTMENT" shall have the meaning specified in Section 5.02(m).

            "RESTRICTED PAYMENTS" shall have the meaning specified in Section 5.02(g).

            "RESTRICTED SUBSIDIARIES" means each Domestic Subsidiary of the Borrower which is a wholly owned Subsidiary, whether now owned or hereafter acquired, other than those Subsidiaries which (a) hold no material assets or liabilities and (b) conduct no significant business activities, provided, that, notwithstanding clauses (a) and (b) above, Restricted Subsidiaries shall not include those Subsidiaries designated as Unrestricted Subsidiaries on Schedule 4.01(b) or as to which the Borrower has requested in writing to the Administrative Agent that such Subsidiary not be categorized as a Restricted Subsidiary and which the Administrative Agent, in its sole and absolute discretion, has agreed in writing shall not be categorized as a Restricted Subsidiary.

            "REVOLVING CREDIT ADVANCE" has the meaning specified in Section 2.01(b).

            "REVOLVING CREDIT BORROWING" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by the Revolving Credit Lenders.

            "REVOLVING CREDIT COMMITMENT" means, with respect to any Revolving Credit Lender at any time, the amount set forth opposite such Lender's name on
Schedule I hereto under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to
Section 9.07(d) as such Lender's "Revolving Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

            "REVOLVING CREDIT FACILITY" means, at any time, the aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments at such time.

            "REVOLVING CREDIT LENDER" means any Lender that has a Revolving Credit Commitment.

            "REVOLVING CREDIT NOTE" means a promissory note of the Borrower payable to the order of any Revolving Credit Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances, Letter of Credit Advances and Swing Line Advances made by such Lender, as amended.

            "SECURED HEDGE AGREEMENT" means any Hedge Agreement required or permitted under Article V that is entered into by and between the Borrower and any Hedge Bank.

            "SECURED OBLIGATIONS" has the meaning specified in Section 2 of the Security Agreement.

            "SECURED PARTIES" means the Administrative Agent, the Lead Arranger, the Lender Parties and the Hedge Banks.

            "SECURITIES ACCOUNT CONTROL AGREEMENT" has the meaning specified in the Security Agreement.

            "SECURITY AGREEMENT" has the meaning specified in Section
3.01(a)(ii).

            "SELLING REVOLVING LENDER" has the meaning specified in Section 2.18(a).

            "SELLING TERM LENDER" has the meaning specified in Section 2.18(b).

            "SIGNING BONUS PAYMENTS" means up to $4,000,000 of cash payments by the Borrower in any Fiscal Year in connection with the hiring or engagement of officers, employees or representatives of the Borrower.

            "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any

Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

            "SOLVENT" and "SOLVENCY" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "SUBORDINATED OBLIGATIONS" has the meaning specified in Section
8.06.

            "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

            "SUPPLEMENTAL COLLATERAL AGENT" has the meaning specified in Section 7.01(c).

            "SWING LINE ADVANCE" means an advance made by (a) the Swing Line Bank pursuant to Section 2.01(c) or (b) any Revolving Credit Lender pursuant to
Section 2.02(b).

            "SWING LINE BANK" means the Initial Swing Line Bank and any Eligible Assignee to which the Swing Line Commitment hereunder has been assigned pursuant to Section 9.07 so long as each such Eligible Assignee expressly agrees to perform in accordance with their terms all obligations that by the terms of this Agreement are required to be performed by it as a Swing Line Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its Swing Line Commitment (which information shall be recorded by the Administrative Agent in the Register), for so long as such Initial Swing Line Bank or Eligible Assignee, as the case may be, shall have a Swing Line Commitment.

            "SWING LINE BORROWING" means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank pursuant to Section 2.01(c) or the Revolving Credit Lenders pursuant to Section 2.02(b).

            "SWING LINE COMMITMENT" means, with respect to the Swing Line Bank at any time, the amount set forth opposite the Swing Line Bank's name on
Schedule I hereto under the caption "Swing Line Commitment" or, if the Swing Line Bank has entered into one or more Assignment and Acceptances, set forth for the Swing Line Bank in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as the Swing Line Bank's "Swing Line Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

            "SWING LINE FACILITY" means, at any time, an amount equal to the lesser of (a) the Swing Line Commitment at such time and (b) $4,000,000, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

            "TAXES" has the meaning specified in Section 2.12(a).

            "TERM ADVANCE" has the meaning specified in Section 2.01(a).

            "TERM BORROWING" means a borrowing consisting of simultaneous Term Advances of the same Type made by the Term Lenders.

            "TERM COMMITMENT" means, with respect to any Term Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term Commitment" or, if such Lender has entered into one of more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender's "Term Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

            "TERM FACILITY" means, at any time, the aggregate amount of the Term Lenders' Term Commitments at such time.

            "TERM LENDER" means any Lender that has a Term Commitment.

            "TERM NOTE" means a promissory note of the Borrower payable to the order of any Term Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term Advance made by such Lender, as amended.

            "TERM PRO RATA SHARE" of any amount means, with respect to any Term Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Term Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, such Lender's Term Commitment as in effect immediately prior to such termination) and the denominator of which is the Term Facility at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, the Term Facility as in effect immediately prior to such termination). The initial Term Pro Rata Share of each Lender is set forth opposite the name of that Lender in Schedule I annexed hereto under the heading "Term Pro Rata Share"; provided that Schedule I shall be amended and each Term Pro Rata Share shall be adjusted from time to time to give effect to the execution of any supplements, amendments or modifications to this Agreement and the addition or removal of any Lender as provided herein or by assignment pursuant to Section 9.07.

            "TERMINATION DATE" means the earlier of June 11, 2008, subject to the extension thereof pursuant to Section 2.17, and the date of termination in whole of the Revolving Credit Commitments, the Letter of Credit Commitment, the Swing Line Commitment and the Term Commitments pursuant to Section 2.05 or 6.01.

            "TYPE" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

            "UNRESTRICTED SUBSIDIARY" means any Subsidiary that is not a Restricted Subsidiary.

            "UNUSED REVOLVING CREDIT COMMITMENT" means, with respect to any Revolving Credit Lender at any time, without duplication, (a) such Lender's Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances, Swing Line

Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time plus (ii) such Lender's Pro Rata Share of
(A) the aggregate Available Amount of all Letters of Credit outstanding at such time, (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to Section 2.03(c) and outstanding at such time and
(C) the aggregate principal amount of all Swing Line Advances made by the Swing Line Bank pursuant to Section 2.03(b) and outstanding at such time.

            "VOTING INTERESTS" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

            "WELFARE PLAN" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

            "WITHDRAWAL LIABILITY" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

      SECTION 1.02 Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word "FROM" means "from and including" and the words "TO" and "UNTIL" each mean "to but excluding". References in the Loan Documents to any agreement or contract "AS AMENDED" shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms. The term "including" is not limiting and means "including without limitation."

      SECTION 1.03 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principals in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the United States accounting profession, which are applicable to the circumstances of the Borrower as of the date of determination ("GAAP"), except that for purposes of Section 5.04 (including the accounting terms used therein and defined herein), GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements of the Borrower in respect of the fiscal year ended June 30, 2004 delivered pursuant to Section 3.01(a)(viii). If any Accounting Change shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in good faith and in a timely fashion in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. "ACCOUNTING CHANGE" refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), the Securities and Exchange Commission or any other qualified, authoritative agency or organization.

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

      SECTION 2.01 The Advances and the Letters of Credit. (a) The Term Advances. Pursuant to the terms of the Existing Agreement, the Term Lenders made a single advance (a "TERM ADVANCE") to the Borrower on the Effective Date (as defined in the Existing Agreement) in an amount equal to the Term Lenders' Term Commitments at such time. The Term Borrowing consists of Term Advances made simultaneously by the Term Lenders ratably according to their Term Commitments. Amounts borrowed under this Section 2.01(a) (or the corresponding section of the Existing Agreement) and repaid or prepaid may not be reborrowed.

            (b) The Revolving Credit Advances. Each Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "REVOLVING CREDIT ADVANCE") to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in respect of the Revolving Credit Facility in an amount for each such Advance not to exceed such Lender's Unused Revolving Credit Commitment at such time. Each Revolving Credit Borrowing shall be in an aggregate amount of $1,000,000 or an integral multiple of $500,000 in excess thereof (other than a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Swing Line Advances or outstanding Letter of Credit Advances) and shall consist of Revolving Credit Advances made simultaneously by the Revolving Credit Lenders ratably according to their Revolving Credit Commitments. Within the limits of each Revolving Credit Lender's Unused Revolving Credit Commitment in effect from time to time, the Borrower may borrow under this Section 2.01(b), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(b).

            (c) The Swing Line Advances. The Swing Line Bank agrees on the terms and conditions hereinafter set forth, to make Swing Line Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in respect of the Revolving Credit Facility (i) in an aggregate amount not to exceed at any time outstanding the Swing Line Bank's Swing Line Commitment at such time and (ii) in an amount for each such Swing Line Borrowing not to exceed the aggregate of the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be in an amount of $1,000,000 or an integral multiple of $100,000 in excess thereof and shall be made as a Base Rate Advance. Within the limits of the Swing Line Facility and within the limits referred to in clause (ii) above, the Borrower may borrow under this Section 2.01(c), repay pursuant to Section 2.04(c) or prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(c). Immediately upon the making of a Swing Line Advance, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Bank a risk participation in such Swing Line Advance in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Swing Line Advance.

            (d) The Letters of Credit. The Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue (or cause its Affiliate that is commercial bank to issue) standby letters of credit (the "LETTERS OF Credit") for the account of the Borrower from time to time on any Business Day during the period from the Effective Date until 60 days before the Termination Date in an aggregate Available Amount (i) for all Letters of Credit issued by the Issuing Bank not to exceed at any time the Letter of Credit Facility at such time and
(ii) for each such Letter of Credit not to exceed an amount equal to the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time. No Letter of Credit shall have an expiration date later than the earlier of one year after the date of issuance thereof and the 30th day before the Termination Date; provided, however, that the expiration date of any Letter of

Credit may be automatically extended for periods of up to one year but not later than the 30th Business Day before the Termination Date. Within the limits of the Letter of Credit Facility, the Borrower may request the issuance of Letters of Credit under this Section 2.01(d) in amounts no less than $250,000 (or such lesser amount as may be agreed to by the Issuing Bank) for each such Letter of Credit, repay any Letter of Credit Advances resulting from drawings under Letters of Credit pursuant to Section 2.03(c), and request the issuance of additional Letters of Credit under this Section 2.01(d), subject to the foregoing limitations. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Effective Date shall be subject to and governed by the terms and conditions of this Agreement.

      SECTION 2.02 Making the Advances. (a) Except as otherwise provided in
Section 2.02(b) or 2.03, each Borrowing shall be made on notice, given not later than 1:00 P.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing by the Borrower to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a "NOTICE OF BORROWING") shall be by telephone, confirmed immediately in writing, or electronic mail (containing the Notice of Borrowing as an electronic attachment containing a hand-written signature, confirmed immediately by telephone or telecopier) or telecopier, in substantially the form of Exhibit B-1 hereto, specifying therein the requested
(i) date of such Borrowing, (ii) Facility under which such Borrowing is to be made, (iii) Type of Advance comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Appropriate Lender shall, before 1:00 P.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account; provided, however, that, in the case of any Revolving Credit Borrowing, the Administrative Agent shall first apply such funds to prepay ratably the aggregate principal amount of any Swing Line Advances and Letter of Credit Advances outstanding at such time, together with interest accrued and unpaid thereon to and as of such date.

            (b) (i) Each Swing Line Borrowing shall be made on notice, given not later than 1:00 P.M. (New York City time) on the date of the proposed Swing Line Borrowing, by the Borrower to the Swing Line Bank and the Administrative Agent. Each such notice of a Swing Line Borrowing (a "NOTICE OF SWING LINE BORROWING") shall be by telephone, confirmed immediately in writing, or electronic mail (containing the Notice of Borrowing as an electronic attachment containing a hand-written signature, confirmed immediately by telephone or telecopier) or telecopier, specifying therein the requested (i) date of such Borrowing, (ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing). The Swing Line Bank will make the amount of the requested Swing Line Advances available to the Administrative Agent at the Administrative Agent's Account, in same day funds. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account.

            (ii) The Swing Line Bank may, at any time in its sole and absolute discretion, request on behalf of the Borrower (and the Borrower hereby irrevocably authorizes the Swing Line Bank to so request on its behalf) that each Revolving Credit Lender make a Base Rate Advance in an amount equal to such Lender's Pro Rata Share of the amount of Swing Line Advances then outstanding. Such request shall be deemed to be a Notice of Borrowing for purposes hereof and shall be made in accordance with the provisions of Section 2.02(a) without regard solely to the minimum amounts specified therein but subject to the satisfaction of the conditions set forth in
Section 3.02. The Swing Line Bank shall furnish the Borrower with a copy of the applicable Notice of Borrowing promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Notice of Borrowing available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Swing Line Bank, by deposit to the Administrative Agent's Account, in same date funds, not later than 1:00 P.M. (New York City time) on the day specified in such Notice of Borrowing.

            (iii) If for any reason any Swing Line Advance cannot be refinanced by a Revolving Credit Borrowing as contemplated by Section 2.02(b)(ii), the request for Base Rate Advances submitted by the Swing Line Bank as set forth in
Section 2.02(b)(ii) shall be deemed to be a request by the Swing Line Bank that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Advance and each Revolving Credit Lender's payment to the Administrative Agent for the account of the Swing Line Bank pursuant to Section 2.02(b)(ii) shall be deemed payment in respect of such participation.

            (iv) If and to the extent that any Revolving Credit Lender shall not have made the amount of its Pro Rata Share of such Swing Line Advance available to the Administrative Agent in accordance with the provisions of Section 2.02(b)(ii), such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of the applicable Notice of Borrowing delivered by the Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. Neither the Borrower nor any other Loan Party will be liable to the Administrative Agent or to any Lender Party for repayment of such interest charges (if any).

            (v) Each Revolving Credit Lender's obligation to make Revolving Credit Advances or to purchase and fund risk participations in Swing Line Advance pursuant to this Section 2.02(b) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Bank, the Borrower or any other Person for any reason whatsoever, (B) the occurrence of continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender's obligation to make Revolving Credit Advances pursuant to this Section 2.02(b) is subject to satisfaction of the conditions set forth in Section 3.02. No funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Advances, together with interest as provided herein.

            (c) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for the initial Borrowing hereunder or for any Borrowing if the aggregate amount of such Borrowing is less than $1,000,000 or if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to
Section 2.09 or 2.10 and (ii) the Term Advances and the Revolving Credit Advances may not be outstanding as part of more than eight separate Borrowings.

            (d) Each Notice of Borrowing and each Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

            (e) Unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section
2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

            (f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

      SECTION 2.03 Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. Each Letter of Credit shall be issued upon submission by the Borrower of a request for an issuance of a Letter of Credit (a "LETTER OF CREDIT REQUEST") in the form of Exhibit B-2 hereto given to the Issuing Bank (with a copy to the Administrative Agent), of which the Issuing Bank shall provide a copy to each Revolving Credit Lender, not later than 1:00 P.M. (New York City time) on the third Business Day (or such shorter period agreed to by the Issuing Bank) prior to the proposed date of issuance of such Letter of Credit. Each Letter of Credit Request shall be by telecopier, confirmed immediately in writing by overnight courier, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit. If so required by the Issuing Bank, each Letter of Credit Request shall be accompanied by the Issuing Bank's standard form of application and agreement for Letters of Credit (a "LETTER OF CREDIT AGREEMENT"). If (x) the requested form of such Letter of Credit is acceptable to the Issuing Bank in its sole discretion and (y) it has not received notice of objection to such issuance from Lenders holding at least 51% of the Revolving Credit Commitments, the Issuing Bank will, upon the fulfillment of the applicable conditions set forth in Article III, issue such Letter of Credit. All Letters of Credit shall be denominated in U.S. dollars and shall be issued on a sight basis only. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement will govern.

            (b) Letter of Credit Reports. Promptly after the issuance or amendment of any Letter of Credit the Issuing Bank shall notify the Borrower and the Administrative Agent, in writing, of such issuance or amendment and such notice shall be accompanied by a copy of such issuance or amendment. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender, in writing, of such issuance or amendment and if so requested by a Lender, the Administrative Agent shall provide such Lender with copies of such issuance or amendment. The Issuing Bank shall furnish to the Administrative Agent (unless the Issuing Bank shall be the Administrative Agent) by facsimile on the first Business Day of each month, a written report summarizing the aggregate daily Available Amounts for Letters of Credit during the preceding month.

            (c) Letter of Credit Participations; Drawing and Reimbursement. (i) Immediately upon the issuance by the Issuing Bank of any Letter of Credit, the Issuing Bank shall be deemed to have sold and transferred to each Revolving Credit Lender, and each Revolving Credit Lender (in its capacity under this Section 2.03(c), a "PARTICIPANT") shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation in such Letter of Credit, to the extent of such Participant's Pro Rata Share of the Available Amount of such Letter of Credit, each drawing or payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Credit Commitments or the Revolving Credit Lenders' respective Pro Rata Shares pursuant to Section 9.07, it is hereby agreed that, with respect to all outstanding Letters of Credit and unpaid drawings relating thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2.03(c) to reflect the new Pro Rata Shares of the assignor and assignee Revolving Credit Lenders, as the case may be.

            (ii) In determining whether to pay under any Letter of Credit, the Issuing Bank shall not have any obligation with respect to the other Revolving Credit Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit issued by it shall not create for the Issuing Bank any resulting liability to the Borrower, any other Loan Party, any Revolving Credit Lender or any other Person unless such action is taken or omitted to be taken with gross negligence or willful misconduct on the part of the Issuing Bank (as determined by a court of competent jurisdiction in a final non-appealable judgment).

            (iii) The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. In the event that the Issuing Bank makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to the Issuing Bank pursuant to Section 2.04(d), the Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the account of the Issuing Bank the amount of such Participant's Pro Rata Share of such unreimbursed payment in U.S. dollars and in same day funds. Upon such notification by the Administrative Agent to any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the Administrative Agent for the account of the Issuing Bank such Participant's Pro Rata Share of the amount of such payment in same day funds (x) if notified prior to 12:00 Noon (New York time) on any Business Day, on such Business Day, and (y) if notified at or after 12:00 Noon (New York time) on any Business Day, on the following Business Day. If such Participant shall pay to the Administrative Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Participant on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount on such Business Day. If and to the extent such Participant shall not have so made its Pro Rata Share of the amount of such payment available to the Administrative Agent, such Participant agrees to pay to the Administrative Agent for the account of the Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent at the Federal Funds Rate. The failure of any Participant to make available to the Administrative Agent for the account of the Issuing Bank its Pro Rata Share of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of the Issuing Bank its Pro Rata Share of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent such other Participant's Pro Rata Share of any such payment.

            (iv) Whenever the Issuing Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (iii) above, the Issuing Bank shall pay to the Administrative Agent for the account of each such Participant that has paid its Pro Rata Share thereof, in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

            (v) Upon the request of any Participant, the Issuing Bank shall furnish to such Participant copies of any standby Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

      SECTION 2.04 Repayment of Advances. (a) Term Advances. The Borrower shall repay, on the Termination Date, to the Administrative Agent for the ratable account of the Term Lenders the aggregate principal amount of the Term Advances then outstanding.

            (b) Revolving Credit Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders on the Termination Date in respect of the Revolving Credit Facility the aggregate principal amount of the Revolving Credit Advances then outstanding.

            (c) Swing Line Advances. The Borrower shall repay to the Administrative Agent for the account of the Swing Line Bank and each other Revolving Credit Lender that has made a Swing Line Advance the outstanding principal amount of each Swing Line Advance made by each of them on the earlier of the maturity date specified in the applicable Notice of Swing Line Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing) and the Termination Date in respect of the Revolving Credit Facility.

            (d) Letter of Credit Advances. (i) The Borrower shall repay to the Administrative Agent for the account of the Issuing Bank and each other Revolving Credit Lender that has made a Letter of Credit Advance on the earlier of demand and the Termination Date in respect of the Revolving Credit Facility the outstanding principal amount of each Letter of Credit Advance made by each of them.

            (ii) The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit, and the obligations of the Participants to make payments to the Administrative Agent for the account of the Issuing Bank in respect of Letters of Credit, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

                  (A) any lack of validity or enforceability of any Loan
            Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C RELATED DOCUMENTS");

                  (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                  (C) the existence of any claim, set-off, defense or other
            right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                  (D) any statement or any other document presented under a
            Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (E) payment by the Issuing Bank under a Letter of Credit
            against presentation of a draft, certificate or other document that does not strictly comply with the terms of such Letter of Credit;

                  (F) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the Guaranties or any other guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or

                  (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor;

provided, however, that nothing herein waives the Issuing Bank's liability with respect to errors, omissions, interruptions, delays in transmission, dispatch or delivery of any message, payment or advice relating to any Letter of Credit that has been determined in a final and non-appealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Bank.

      SECTION 2.05 Termination or Reduction of the Commitments. (a) Optional. The Borrower may, upon at least five Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Term Commitments, the Swing Line Facility and the Letter of Credit Facility and the Unused Revolving Credit Commitments; provided, however, that each partial reduction of a Facility (i) shall be in an aggregate amount of $1,000,000 or an integral multiple of $100,000 in excess thereof and (ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility.

            (b) Mandatory. (i) From time to time upon each repayment or prepayment of the Term Advances, the aggregate Term Commitments of the Term Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Term Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Term Advances then outstanding (after giving effect to any such repayment or prepayment thereof).

            (ii) The Letter of Credit Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Letter of Credit Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

            (iii) The Swing Line Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Swing Line Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

      SECTION 2.06 Prepayments. (a) Optional. The Borrower may, upon at least three Business Days' notice to the Administrative Agent, stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with (i) accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that each partial prepayment shall be in an aggregate principal amount of (x) in the case of Base Rate Advances, $1,000,000 or an integral multiple of $500,000 in excess thereof,
(y) in the case of Eurodollar Rate Advances, $1,000,000 or an integral multiple thereof, and (z) in the case of Swing Line Advances, $250,000 or an integral multiple thereof. Each such prepayment of any Term Advances shall be applied pro rata.

            (b) Mandatory Prepayment of the Revolving Credit Advances. (i) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Revolving Credit Advances comprising part of the same Borrowings, the Letter of Credit Advances and the Swing Line Advances and deposit an amount in the L/C Collateral Account in an amount equal to the amount by which (A) the sum of the aggregate principal amount of (x) the Revolving Credit Advances, (y) the Letter of Credit Advances and (z) the Swing Line Advances then outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding exceeds (B) the Revolving Credit Facility on such Business Day.

            (ii) The Borrower shall, on each Business Day, pay to the Administrative Agent for deposit in the L/C Collateral Account an amount sufficient to cause the aggregate amount on deposit in the L/C Collateral Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

            (iii) Prepayments of the Revolving Credit Facility made pursuant to clause (i) above shall be first applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, second applied to prepay Swing Line Advances then outstanding until such Advances are paid in full, third applied to prepay Revolving Credit Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full and fourth deposited in the L/C Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Collateral Account, such funds shall be applied to reimburse the Issuing Bank or Revolving Credit Lenders, as applicable.

            (c) Change of Control Prepayment. The Borrower shall, on the date of any Change of Control, prepay in full the aggregate principal amount of the Facilities and deposit in the L/C Collateral Account an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding.

            (d) Payments with Interest. All prepayments under subsections (b) and (c) above shall be made together with (i) accrued interest to the date of such prepayment on the principal amount prepaid, and (ii) if any payment of a Eurodollar Rate Advance shall be made other than on the last day of an Interest Period therefor, any amounts owing pursuant to Section 9.04(c).

      SECTION 2.07 Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

            (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of the Base Rate in effect from time to time plus the Applicable Margin, payable in arrears monthly on the first day of each month during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

            (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of the Eurodollar Rate for such Interest Period for such Advance plus the Applicable Margin, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

            (b) Default Interest. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may, and upon the request of the Required Lenders shall, require that the Borrower pay interest ("DEFAULT INTEREST") on (i) the unpaid principal amount of each Advance owing to each Lender Party, payable in arrears on the dates referred to in clause (i) or (ii) of Section 2.07(a), as applicable, and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (i) or (ii) of Section 2.07(a), as applicable, and
(ii) to the fullest extent permitted by applicable law, the amount of any interest, fee or other expense reimbursement payable under this Agreement or any other Loan Document to the Administrative Agent or any Lender Party that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (i) or (ii) of
Section 2.07(a), as applicable, and, in all other cases, on Base Rate Advances pursuant to clause (i) of Section 2.07(a); provided, however, that following the acceleration of the Advances, or the giving of notice by the Administrative Agent to accelerate the Advances, pursuant to Section 6.01, Default Interest shall accrue and be payable hereunder whether or not previously required by the Administrative Agent.

            (c) Notice of Interest Period and Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), a notice of Conversion pursuant to Section 2.09 or a notice of selection of an Interest Period pursuant to the terms of the definition of "Interest Period", the Administrative Agent shall give notice to the Borrower and each Appropriate Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or (a)(ii) above.

      SECTION 2.08 Fees. (a) Unused Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of the Lenders an unused commitment fee, from the date hereof in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, in each case until the Termination Date, payable in arrears quarterly on the last day of each March, June, September and December, commencing June 30, 2005, and on the Termination Date in respect of the applicable Facility, at the rate of 0.50% per annum on the sum of the average daily Unused Revolving Credit Commitment of each Appropriate Lender plus such Appropriate Lender's Pro Rata Share of the average daily outstanding Swing Line Advances during such quarter; provided, however, that any unused commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such unused commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no

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

unused commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

            (b) Letter of Credit Fees, Etc. (i) The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender a commission, payable quarterly in arrears on the last day of each March, June, September and December, commencing June 30, 2005, and on the Termination Date, on such Revolving Credit Lender's Pro Rata Share of the average daily aggregate Available Amount during such quarter of all Letters of Credit outstanding from time to time at a rate per annum equal to 3.50%. Upon the occurrence and during the continuance of any Event of Default, the amount of commission payable by the Borrower under this clause (b)(i) shall be increased by 2% per annum.

            (ii) The Borrower shall pay to the Issuing Bank, for its own account, a facing fee in respect of each Letter of Credit issued by it for each Letter of Credit issued by the Issuing Bank, in an amount equal to the greater of (A) 0.125% of the Available Amount of such Letter of Credit on the date of issuance of such Letter of Credit and (B) $500, payable on the date of issuance of such Letter of Credit. In addition, the Borrower shall pay to the Issuing Bank, for its own account, the Issuing Bank's standard charges with respect to the issuance of, amendment to, payment under and transfer of Letters of Credit and such other fees related to Letters of Credit including but not limited to postage, courier, electronic mail and legal expenses.

            (c) Fees to the Administrative Agent. The Borrower shall pay to the Administrative Agent for its own account such fees as may from time to time be agreed between the Borrower and the Administrative Agent.

      SECTION 2.09 Conversion of Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 1:00 P.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.07 and 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(c), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(c) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and
(iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

            (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $1,000,000, such Advances shall automatically Convert into Base Rate Advances.

            (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Appropriate Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

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

            (iii) Upon the occurrence and during the continuance of any Default,
(x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

      SECTION 2.10 Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances (excluding, for purposes of this Section 2.10, any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.12 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

            (b) If any Lender Party determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender Party or any corporation controlling such Lender Party and that the amount of such capital is increased by or based upon the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of or participation in the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party or such corporation (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder or to the issuance or maintenance of or participation in any Letters of Credit. A certificate as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

            (c) If, with respect to any Eurodollar Rate Advances under any Facility, Lenders owed at least 50% of the then aggregate unpaid principal amount thereof notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Appropriate Lenders, whereupon (i) each such Eurodollar Rate Advance under such Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

            (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending

Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

      SECTION 2.11 Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.15), not later than 1:00 P.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed
(i) if such payment by the Borrower is in respect of principal, interest, unused commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and
(ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 9.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

            (b) The Borrower hereby authorizes each Lender Party and each of its Affiliates, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time, to the fullest extent permitted by law, against any or all of the Borrower's accounts with such Lender Party or such Affiliate any amount so due.

            (c) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender Party ratably in accordance with the amount of the Obligations then payable to such Lender Party, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender Party, and for application to such principal installments, as the Administrative Agent shall direct.

            (d) All computations of interest and of fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days (except that with respect to Base Rate Advances such computations shall be made by the Administrative Agent on the basis of a year of

365 or 366 days, as the case may be), in all cases for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

            (e) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment or letter of credit fees or commissions, as the case may be; provided, however, that, if such extension would cause any payment to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

            (f) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

      SECTION 2.12 Taxes. (a) Any and all payments by any Loan Party to or for the account of any Lender Party or the Administrative Agent hereunder or under the Notes or any other Loan Document shall be made, in accordance with Section
2.11 or the applicable provisions of such other Loan Document, if any, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and the Administrative Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender Party or the Administrative Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Lender Party, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "TAXES"). If any Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or any other Loan Document to any Lender Party or the Administrative Agent, (i) the sum payable by the Borrower shall be increased as may be necessary so that after such Loan Party and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make all such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (b) In addition, a Loan Party shall pay any present or future stamp, documentary, excise, property, intangible, mortgage recording or similar taxes, charges or levies that arise from any payment made by such Loan Party hereunder or under any Notes or any other Loan Documents or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement, the Notes or the other Loan Documents (hereinafter referred to as "OTHER TAXES").

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

            (c) The Loan Parties shall indemnify each Lender Party and the Administrative Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 2.12, imposed on or paid by such Lender Party or the Administrative Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or the Administrative Agent (as the case may be) makes written demand therefor.

            (d) Within 30 days after the date of any payment of Taxes, the appropriate Loan Party shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment, to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent. In the case of any payment hereunder or under the Notes or the other Loan Documents by or on behalf of a Loan Party through an account or branch outside the United States or by or on behalf of a Loan Party by a payor that is not a United States person, if such Loan Party determines that no Taxes are payable in respect thereof, such Loan Party shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this Section 2.12, the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

            (e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender Party and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as reasonably requested in writing by the Borrower (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two original Internal Revenue Service Forms W-8BEN or W-8EC1, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes or any other Loan Document. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this
Section 2.12 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service Form W-8BEN or W-8EC1, that the applicable Lender Party reasonably considers to be confidential, such Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

            (f) For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form, certificate or other document described in subsection (e) above (other than if such failure is due to a change in law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided or if such form, certificate or other document otherwise is not required under subsection (e) above), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.12 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Loan Parties shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

      SECTION 2.13 Sharing of Payments, Etc. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 9.07) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes and the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to
(ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes and the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes and the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes and the other Loan Documents at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to
(ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered, provided, further that, so long as the Obligations under the Loan Documents shall not have been accelerated, any excess payment received by any Appropriate Lender shall be shared on a pro rata basis only with other Appropriate Lenders. The Borrower agrees that any Lender Party so purchasing an interest or participating interest from another Lender Party pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such interest or participating interest, as the case may be.

      SECTION 2.14 Use of Proceeds. The proceeds of the Term Advances were used by the Borrower solely to refinance certain Existing Debt (as defined in the Existing Agreement) and pay transaction fees and expenses. The proceeds of the Revolving Credit Advances and issuances of Letters of Credit shall be available (and the Borrower agrees that it shall use such proceeds and Letters of Credit) solely (i) to provide working capital for the Borrower and its Restricted Subsidiaries, (ii) to refinance certain Existing Debt, (iii) to finance acquisitions by the Borrower or its Restricted Subsidiaries, (iv) to finance the repurchase by the Borrower, in the public capital markets, of up to $30,000,000 of the Borrower's common equity from and after the date hereof, and (v) for other general corporate purposes.

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

      SECTION 2.15 Defaulting Lenders. (a) In the event that, at any one time,
(i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, the Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date of such setoff under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The Borrower shall notify the Administrative Agent at any time the Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.15.

            (b) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to the Administrative Agent or any of the other Lender Parties and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent and such other Lender Parties and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent and such other Lender Parties, in the following order of priority:

            (i) first, to the Administrative Agent for any Defaulted Amounts then owing to them, in their capacities as such, ratably in accordance with such respective Defaulted Amounts then owing to the Administrative Agent;

            (ii) second, to the Issuing Bank and the Swing Line Bank for any Defaulted Amounts then owing to them, in their capacities as such, ratably in accordance with such respective Defaulted Amounts then owing to the Issuing Bank and the Swing Line Bank; and

            (iii) third, to any other Lender Parties for any Defaulted Amounts then owing to such other Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such other Lender Parties.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.15.

            (c) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, the Administrative Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or the Administrative Agent or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with a bank (the "ESCROW BANK") selected by the Administrative Agent, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection
(c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be the Escrow Bank's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

            (i) first, to the Administrative Agent for any amounts then due and payable by such Defaulting Lender to them hereunder, in their capacities as such, ratably in accordance with such respective amounts then due and payable to the Administrative Agent;

            (ii) second, to the Issuing Banks and the Swing Line Bank for any amounts then due and payable to them hereunder, in their capacities as such, by such Defaulting Lender, ratably in accordance with such respective amounts then due and payable to the Issuing Banks and the Swing Line Bank;

            (iii) third, to any other Lender Parties for any amount then due and payable by such Defaulting Lender to such other Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such other Lender Parties; and

            (iv) fourth, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other

Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

            (d) The rights and remedies against a Defaulting Lender under this
Section 2.15 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that the Administrative Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

      SECTION 2.16 Evidence of Debt. (a) Each Lender Party shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender Party from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrower agrees that upon notice by any Lender Party to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender Party to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender Party, the Borrower shall promptly execute and deliver to such Lender Party, with a copy to the Administrative Agent, a Revolving Credit Note and a Term Note, as applicable, in substantially the form of Exhibits A-1 and A-2 hereto, respectively, payable to the order of such Lender Party in a principal amount equal to the Revolving Credit Commitment and the Term Commitment, respectively, of such Lender Party. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder.

            (b) The Register maintained by the Administrative Agent pursuant to
Section 9.07(d) shall include a control account, and a subsidiary account for each Lender Party, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender Party hereunder, and
(iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender Party's share thereof.

            (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender Party in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender Party and, in the case of such account or accounts, such Lender Party, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender Party to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

      SECTION 2.17 Extension of Termination Date. (a) At least 30 days and no sooner than 60 days prior to the Termination Date, the Borrower, by written notice to the Administrative Agent, may request, with respect to the Commitments then outstanding, a single one-year extension of the Termination Date. The Administrative Agent shall promptly notify each Lender of such request, and the Termination Date in effect at such time shall, effective as at the Termination Date (the "EXTENSION DATE") and subject to the conditions set forth in this
Section 2.17, be extended for an additional one year period, provided, that (a) on the Extension Date, the following statements shall be true in all material respects and the Administrative Agent shall have received for the account of each Lender Party a certificate signed by a duly authorized officer of the Borrower, dated the Extension Date, stating that: (x) the representations and warranties contained in the Loan Documents are true and correct on and as of the Extension Date, and (y) no Default has occurred and is continuing or would result from such extension. In the event that an extension is effected pursuant to this Section 2.17, the aggregate principal amount of all Advances shall be repaid in full ratably to the Lenders on the Termination Date as so extended. As of the Extension Date, any and all references in this Agreement, the Notes, if any, or any of the other Loan Documents to the "Termination Date" shall refer to the Termination Date as so extended.

            (b) The Borrower shall pay to the Administrative Agent for the account of the Lenders an extension fee in an amount equal to 0.50% of the total Commitments then outstanding, payable on the Extension Date.

      SECTION 2.18 Reallocation of Lender Pro Rata Shares. The Term Advances and Revolving Credit Advances made under the Existing Agreement shall be deemed to made under this Agreement on the date hereof, without executing any other documentation, and shall be reallocated as follows: (a) On the Closing Date, each Lender that will have a greater Revolver Pro Rata Share upon the Closing Date than its Pro Rata Share (under and as defined in the Existing Agreement) immediately prior to the Closing Date (including any New Lender with a Revolving Credit Commitment) (each, a "PURCHASING REVOLVING LENDER"), without executing an Assignment and Acceptance, shall be deemed to have purchased assignments pro rata from each Lender that will have a smaller Revolver Pro Rata Share upon the Closing Date than its Pro Rata Share (under and as defined in the Existing Agreement) immediately prior to the Closing Date (each, a "SELLING REVOLVING LENDER") in all such Selling Revolving Lenders' rights and obligations under this Agreement and the other Loan Documents as a Lender with respect to the Revolving Credit Commitments (collectively, the "ASSIGNED REVOLVER RIGHTS AND OBLIGATIONS") so that, after giving effect to such assignments, each Lender shall have its respective Revolver Pro Rata Share as set forth in Schedule I. Each such purchase hereunder shall be at par for a purchase price equal to the principal amount of the loans and without recourse, representation or warranty, except that each Selling Revolving Lender shall be deemed to represent and warrant to each Purchasing Revolving Lender that the Assigned Revolver Rights and Obligations of such Selling Revolving Lender are not subject to any Liens created by that Selling Revolving Lender.

            (b) On the Closing Date, each Lender that will have a greater Term Pro Rata Share upon the Closing Date than its Existing Term Pro Rata Share immediately prior to the Closing Date (including any New Lender with a Term Commitment) (each, a "PURCHASING TERM LENDER"), without executing an Assignment and Acceptance, shall be deemed to have purchased assignments pro rata from each Lender that will have a smaller Term Pro Rata Share upon the Closing Date than its Existing Term Pro Rata Share immediately prior to the Closing Date (each, a "SELLING TERM LENDER") in all such Selling Term Lenders' rights and obligations under this Agreement and the other Loan Documents as a Lender with respect to the Term Commitments (collectively, the "ASSIGNED TERM RIGHTS AND OBLIGATIONS") so that, after giving effect to such assignments, each Lender shall have its respective Term Pro Rata Share as set forth in Schedule I. Each such purchase hereunder shall be at par for a purchase price equal to the principal amount of the loans and without recourse, representation or warranty, except that each Selling Term Lender shall be deemed to represent and warrant to each Purchasing Term Lender that the Assigned Term Rights and Obligations of such Selling Term Lender are not subject to any Liens created by that Selling Term Lender.

            (c) The Administrative Agent shall calculate the net amount to be paid or received by each Lender in connection with the assignments effected hereunder on the Closing Date. Each Lender required to make a payment pursuant to this Section shall make the net amount of its required payment available to the Administrative Agent, in same day funds, at the office of the Administrative Agent not later than 12:00 Noon (New York time) on the Closing Date. The Administrative Agent shall distribute on the Closing Date the proceeds of such amounts to the Lenders entitled to receive payments pursuant to this Section, pro rata in proportion to the amount each such Lender is entitled to receive at the primary address set forth in Schedule I or at such other address as such Lender may request in writing to the Administrative Agent.

                                  ARTICLE III

                            CONDITIONS OF LENDING AND
                         ISSUANCES OF LETTERS OF CREDIT

      SECTION 3.01 Conditions Precedent . The obligation of the Administrative Agent and the Lead Arranger to enter into this Agreement, and the obligation of each Lender to make an Advance or of the Issuing Bank to issue a Letter of Credit is subject to the satisfaction of the following conditions precedent before or concurrently with the date hereof (the "EFFECTIVE DATE"):

            (a) The Administrative Agent and the Lead Arranger shall have received on or before the Effective Date the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent and the Lead Arranger (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender
      Party:

                  (i) The Notes payable to the order of the Lenders to the
            extent requested by the Lenders pursuant to the terms of Section
            2.16.

                  (ii) An amended and restated security agreement in
            substantially the form of Exhibit D hereto (together with each other security agreement and security agreement supplement delivered pursuant to Section 5.01(j), in each case as amended, the "SECURITY AGREEMENT"), duly executed by each Loan Party, together with:

                        (A) certificates representing the Pledged Shares
                  referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank,

                        (B) proper financing statements in form appropriate for
                  filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement,

                        (C) the Intellectual Property Security Agreement duly
                  executed by each Loan Party,

                        (D) evidence of the completion of all other recordings
                  and filings of or with respect to the Security Agreement that the Administrative Agent may deem necessary or desirable in order to perfect and protect the security interest created thereunder,

                        (E) evidence of the insurance required by the terms of
                  the Security Agreement, and

                        (F) evidence that all other action that the
                  Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement has been taken

                  (including, without limitation, receipt of duly executed payoff letters and UCC-3 termination statements).

                  (iii) Certified copies of the resolutions of the Board of
            Directors of each Loan Party approving each Loan Document to which it is or is to be a party and the transactions contemplated thereby, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to each Loan Document to which it is or is to be a party and the transactions contemplated thereby.

                  (iv) A copy of a certificate of the Secretary of State of the jurisdiction of incorporation of each Loan Party, dated reasonably near the Effective Date certifying that (1) such Loan Party has paid all franchise taxes to the date of such certificate (except to the extent such Loan Party will provide evidence that all franchise taxes have been paid after the Effective Date pursuant to Section 5.01(r)) and (2) such Loan Party is duly incorporated and in good standing or presently subsisting under the laws of the State of the jurisdiction of its incorporation.

                  (v) A certificate of each Loan Party, signed on behalf of such
            Loan Party by its Chief Financial Officer or its Chief Executive Officer and its Secretary or any Assistant Secretary, dated as of the Effective Date (the statements made in which certificate shall be true on and as of the Effective Date), certifying as to (A) amendments to the charter of such Loan Party, if any, since the Initial Extension of Credit Date (and providing certified copies of any such amendments), (B) amendments to the bylaws of such Loan Party, if any, since the Initial Extension of Credit Date (providing certified copies of any such amendments), (C) the due incorporation and good standing or valid existence of such Loan Party as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of such Loan Party, (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the Effective Date and (E) the absence of any event occurring and continuing, on or after the Initial Extension of Credit Date, that constitutes a Default.

                  (vi) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

                  (vii) Certificates, in form and substance satisfactory to the
            Lender Parties, attesting to the Solvency of each Loan Party from its Chief Financial Officer or its Chief Executive Officer.

                  (viii) Such financial, business and other information
            regarding each Loan Party and its Subsidiaries as the Lender Parties shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under Plans, Multiemployer Plans and Welfare Plans, collective bargaining agreements and other arrangements with employees, audited annual financial statements dated June 30, 2004, interim financial statements dated the end of the most recent fiscal quarter for which financial statements are available (or, in the event the Lender Parties' due diligence review reveals material changes since such financial statements, as of a later date within 45 days of the day of the Effective Date), and a budget (which shall include balance sheets, income statements and cash flow statements) on a quarterly basis for the first year following the day of the Effective Date and on an annual basis for each year thereafter until the Termination Date.

                  (ix) Evidence of insurance naming the Administrative Agent as additional insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is satisfactory to the Lender Parties, including, without limitation, business interruption insurance.

                  (x) A Notice of Borrowing or Letter of Credit Request.

                  (xi) A favorable opinion of Zukerman Gore & Brandeis, LLP, special counsel for the Loan Parties, in substantially the form of Exhibit F hereto and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

            (b) The Lender Parties shall be satisfied with the corporate and legal structure and capitalization of each Loan Party and each of its Subsidiaries the Equity Interests in which Subsidiaries is being pledged pursuant to the Loan Documents, including the terms and conditions of the charter, bylaws and each class of Equity Interests in each Loan Party and each such Subsidiary and of each agreement or instrument relating to such structure or capitalization.

            (c) [Intentionally Left Blank]

            (d) There shall have occurred no Material Adverse Change since June 30, 2004.

            (e) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any Governmental Authority that (i) is reasonably likely to have Material Adverse Effect other than the matters described on
      Schedule 4.01(f) hereto (the "DISCLOSED LITIGATION") or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated by this Agreement, and there shall have been no adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

            (f) All Governmental Authorizations and third party consents and approvals necessary in connection with the transactions contemplated by this Agreement shall have been obtained (without the imposition of any conditions that are not acceptable to the Lender Parties) and shall remain in effect; all applicable waiting periods in connection with the transactions contemplated by this Agreement shall have expired without any action being taken by any competent authority, and no law or regulation shall be applicable in the judgment of the Lender Parties, in each case that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated by this Agreement or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

            (g) The Lender Parties shall have completed a due diligence investigation of the Loan Parties, the Borrower and their respective Subsidiaries in scope, and with results, satisfactory to the Lender Parties; without limiting the generality of the foregoing, the Lender Parties shall have been given such access to the management, records, books of account, contracts and properties of the Borrower and its Subsidiaries as they shall have requested.

            (h) The Borrower shall have paid all accrued fees of the Administrative Agent and the Lender Parties and all reasonable accrued expenses of the Administrative Agent (including the reasonable accrued fees and expenses of counsel to the Administrative Agent).

      SECTION 3.02 Conditions Precedent to Each Borrowing and Issuance and any Extension. The obligation of each Appropriate Lender to make an Advance (other than a Letter of Credit Advance made by the Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and a Swing Line Advance made by a Revolving Credit Lender pursuant to Section 2.02(b)) on the occasion of each Borrowing (including the initial Borrowing), and the obligation of the Issuing Bank to issue a Letter of Credit (including the initial issuance) and the right of the Borrower to request a Swing Line Borrowing and, if requested by the Borrower, the extension of the Termination Date pursuant to Section 2.17, shall be subject to the further conditions precedent that on the date of such Borrowing or issuance or extension (a) the following statements shall be true and the Administrative Agent shall have received for the account of such Lender or the Issuing Bank a certificate signed by a duly authorized officer of the Borrower, dated the date of such Borrowing or issuance or extension, stating that:

            (i) the representations and warranties contained in each Loan Document are correct on and as of such date, before and after giving effect to such Borrowing or issuance or extension and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing or issuance or extension; and

            (ii) no Default has occurred and is continuing, or would result from such Borrowing or issuance or extension or from the application of the proceeds therefrom;

and (b) the Administrative Agent shall have received such other approvals, opinions or documents as the Administrative Agent may reasonably request.

      SECTION 3.03 Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Effective Date specifying its objection thereto and, such Lender Party shall not have made available to the Administrative Agent such Lender Party's ratable portion of such Borrowing.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      SECTION 4.01 Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

            (a) The Borrower and each of its Restricted Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) subject to Section 5.01(r)(i), is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not have a Material Adverse Effect, and (iii) has all requisite corporate power and authority (including, without limitation, all Governmental Authorizations) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding Equity Interests in the Borrower have been validly issued and are fully paid, non-assessable and owned free and clear of all Liens, and the Kojaian Group has the power to vote or direct the voting of securities having at least 50.1% of the voting power for the election of directors of the Borrower.

            (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of its Equity Interests authorized, and the number outstanding, on the date hereof and the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof, and indicating as to each Subsidiary whether such Subsidiary is a Domestic Subsidiary, Foreign Subsidiary, Restricted Subsidiary or Unrestricted Subsidiary, as appropriate. All of the outstanding Equity Interests in each Loan Party's Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Collateral Documents.

            (c) The execution, delivery and performance by each Loan Party of each Loan Document to which it is or is to be a party, and the consummation of the transactions contemplated by this Agreement, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or bylaws, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Restricted Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Restricted Subsidiaries. No Loan Party or any of its Restricted Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument.

            (d) No Governmental Authorization, and no notice to or filing with, any Governmental Authority or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Loan Document to which it is or is to be a party, or for the consummation of the transactions contemplated by this Agreement, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by the Administrative Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on
      Schedule 4.01(d) hereto, all of which have been duly obtained, taken, given or made and are in full force and effect.

            (e) This Agreement has been, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

            (f) There is no action, suit, investigation, litigation or proceeding affecting the Borrower or any other Loan Party or any of their properties or revenues, including any Environmental Action, pending or threatened before any Governmental Authority or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect (other than the Disclosed Litigation) or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, and there has been no adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

            (g) The Consolidated balance sheet of the Borrower and its Subsidiaries as at June 30, 2004, and the related Consolidated statement of income and Consolidated statement of cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an unqualified opinion of Ernst & Young LLP, independent public accountants, and the Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2004, and the related Consolidated statement of income and Consolidated statement of cash flows of the Borrower and its Subsidiaries for the six months then ended, duly certified by the Chief Financial Officer of the Borrower, copies of which have been furnished to each Lender Party, fairly present, subject, in the case of said balance sheet as at December 31, 2004, and said statements of income and cash flows for the six months then ended, to year-end audit adjustments, the Consolidated financial condition of the Borrower and its Subsidiaries as at such date and the Consolidated results of operations of the Borrower and its Subsidiaries for the periods ended on such date, all in accordance with generally accepted accounting principles applied on a consistent basis, and since June 30, 2004, there has been no Material Adverse Change.

            (h) [Intentionally Left Blank]

            (i) The Consolidated forecasted balance sheet, statement of income and statement of cash flows of the Borrower and its Subsidiaries delivered to the Lender Parties pursuant to Section 3.01(a)(viii) or 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower's best estimate of its future financial performance.

            (j) No information, exhibit or report furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender Party in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

            (k) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

            (l) Neither any Loan Party nor any of its Restricted Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Neither any Loan Party nor any of its Restricted Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

            (m) Neither any Loan Party nor any of its Restricted Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that would be reasonably likely to have a Material Adverse Effect.

            (n) All filings and other actions necessary or desirable to perfect and protect the security interest in the Collateral created under the Collateral Documents have been duly made or taken and are in full force and effect, and the Collateral Documents create in favor of the Administrative Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

            (o) Each Loan Party is, individually and together with its Restricted Subsidiaries, Solvent.

            (p) (i) Set forth on Schedule 4.01(p) hereto is a complete and accurate list of all Plans and Welfare Plans.

            (ii) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that has resulted in or is reasonably expected to result in a material liability of any Loan Party or any ERISA Affiliate.

            (iii) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lender Parties, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

            (iv) To the Borrower's best knowledge, neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

            (v) To the Borrower's best knowledge, neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and, to the Borrower's best knowledge, no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

            (q) (i) Except as otherwise set forth on Schedule 4.01(q) hereto, the operations and properties of each Loan Party and each of its Restricted Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist to the best of such Loan Party's knowledge that are reasonably likely to (A) form the basis of an Environmental Action against any Loan Party or any of its Restricted Subsidiaries or any of their properties that could have a Material Adverse Effect or (B) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

            (ii) None of the properties currently or formerly owned or operated by any Loan Party or any of its Restricted Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Restricted Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Restricted Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Restricted Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Restricted Subsidiaries. This representation does not include properties that are or were managed by any Loan Party or any of its Restricted Subsidiaries in its capacity as property manager for a third party client so long as the agreement pursuant to which such Loan Party or Restricted Subsidiary acts as property manager for such properties provides for the indemnification of such Loan Party or Restricted Subsidiary, or does not subject such Loan Party or Restricted Subsidiary to liability, for the matters described in clause (ii), and so long as the Loan Party or its Restricted Subsidiary has not violated any provision of such agreement where such violation would to any extent void or terminate such indemnity or release from liability.

            (iii) Neither any Loan Party nor any of its Restricted Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law, except with respect to any de minimis investigation or assessment or remedial or response action at a property that is or was managed by any Loan Party or its Restricted Subsidiaries in its capacity as property manager for a third party client so long as the agreement pursuant to which such Loan Party or Restricted Subsidiary acts as property manager for such property provides for the indemnification of such Loan Party or Restricted Subsidiary, or does not subject such Loan Party or Restricted Subsidiary to liability, for such release, and so long as the Loan Party or its Restricted Subsidiary has not violated any provision of such agreement where such violation would to any extent void or terminate such indemnity or release from liability, and so long as such investigation or assessment or remedial or response action is or was conducted in a manner not reasonably expected to result in material liability to such Loan Party or Restricted Subsidiary; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Restricted Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Restricted Subsidiaries.

            (r) (i) Neither any Loan Party nor any of its Restricted Subsidiaries is party to any tax sharing agreement other than a tax sharing agreement approved by the Required Lenders.

            (ii) Each Loan Party and each of its Restricted Subsidiaries and Affiliates has filed, has caused to be filed or has been included in all tax returns (Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties.

            (s) Neither the business nor the properties of any Loan Party or any of its Restricted Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that would be reasonably likely to have a Material Adverse Effect.

            (t) Set forth on Schedule 4.01(t) hereto is a complete and accurate list of all Existing Debt, showing as of the date hereof the obligor and the principal amount outstanding thereunder.

            (u) [Intentionally Left Blank]

            (v) Set forth on Schedule 4.01(v) hereto is a complete and accurate list of all Liens on the property or assets of any Loan Party or any of its Restricted Subsidiaries, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Restricted Subsidiary subject thereto.

            (w) Set forth on Schedule 4.01(w) hereto is a complete and accurate list of all real property owned by any Loan Party or any of its Restricted Subsidiaries, showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and book and estimated fair value thereof. Each Loan Party or such Restricted Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

            (x) (i) Set forth on Schedule 4.01(x)(i) hereto is a complete and accurate list of all leases of real property under which any Loan Party or any of its Restricted Subsidiaries is the lessee, showing as of the date hereof the street address, city or other relevant jurisdiction, state, lessor, lessee and expiration date thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

            (ii) Set forth on Schedule 4.01(x)(ii) hereto is a complete and accurate list of all leases of real property under which any Loan Party is the lessor, showing as of the date hereof the street address, city or other relevant jurisdiction, state, lessor, lessee and expiration date thereof. Each such lease is the legal, valid and binding obligation of the lessee thereof, enforceable in accordance with its terms.

            (y) Set forth on Schedule 4.01(y) hereto is a complete and accurate list of all Investments held by any Loan Party or any of its Restricted Subsidiaries on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

            (z) Set forth on Schedule 4.01(z) hereto is a complete and accurate list of all Material Contracts of each Loan Party and its Restricted Subsidiaries, showing as of the date hereof the parties, subject matter and term thereof. Each such Material Contract has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, and there exists no default under any Material Contract by any party thereto.

            (aa) Set forth on Schedule 4.01(aa) hereto is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Loan Party or any of its Subsidiaries, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

                                   ARTICLE V

                            COVENANTS OF THE BORROWER

      SECTION 5.01 Affirmative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will:

            (a) Compliance with Laws, Etc. Comply, and cause each of its Restricted Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA, the Patriot Act, the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970 and, with respect to open market purchases by the Borrower of the Borrower's common equity, a tender offer therefor or a similar transaction or series of transactions, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Restricted Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its Restricted Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until (i) in the case of income, real estate or other taxes, any Lien resulting therefrom attaches to its property and either (x) becomes enforceable against its other creditors or (y) the failure to make such payment would result in the attempted or actual foreclosure of a Lien against any of the Property of the Borrower or its Restricted Subsidiaries or (ii) the failure to make such payment would constitute an Event of Default pursuant to Section 6.01(e).

            (c) Compliance with Environmental Laws. Comply, and cause each of its Restricted Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew, and cause each of its Restricted Subsidiaries to obtain and renew, all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Restricted Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither the Borrower nor any of its Restricted Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

            (d) Maintenance of Insurance. Maintain, and cause each of its Restricted Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Restricted Subsidiary operates, and, simultaneously with the delivery of the Compliance Certificate for the third fiscal quarter pursuant to Section 5.03(c), provide to the Administrative Agent copies of current certificates of insurance with respect to each insurance coverage maintained by the Borrower and each of its Restricted Subsidiaries.

            (e) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Restricted Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided, however, that the Borrower and its Restricted Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(d) and provided further that neither the Borrower nor any of its Restricted Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the Board of Directors of the Borrower or such Restricted Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Restricted Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Restricted Subsidiary or the Lender Parties.

            (f) Visitation Rights. At any reasonable time and from time to time, permit the Administrative Agent or any of the Lender Parties, or the Administrative Agent or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Restricted Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Restricted Subsidiaries with any of their officers or directors and with their independent certified public accountants.

            (g) Keeping of Books. Keep, and cause each of its Restricted Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Restricted Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

            (h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Restricted Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

            (i) Transactions with Affiliates. Conduct, and cause each of its Restricted Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are no less favorable to the Borrower or such Restricted Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate; provided, however, any such transaction must be in the ordinary course of business of the Borrower or such Restricted Subsidiary.

            (j) Covenant to Guarantee Obligations and Give Security. Upon (x) the request of the Administrative Agent following the occurrence and during the continuance of a Default, (y) the formation or acquisition of any new direct or indirect Subsidiaries by any Loan Party or (z) the acquisition of any property for a purchase price in excess of $500,000 (other than the acquisition of a Restricted Subsidiary) by any Loan Party, and such property, in the judgment of the Administrative Agent, shall not already be subject to a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties, then in each case at the Borrower's expense:

                  (i) in connection with the formation or acquisition of a
            Subsidiary that is not (x) a CFC or (y) a Subsidiary that is held directly or indirectly by a CFC, within 10 days after such formation or acquisition, cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent a Guaranty Supplement, in substantially the form of Exhibit E hereto, guaranteeing the other Loan Parties' obligations under the Loan Documents,

                  (ii) within 10 days after (A) such request furnish to the
            Administrative Agent a description of the real and personal properties of the Loan Parties and their respective Subsidiaries in detail satisfactory to the Administrative Agent and (B) such formation or acquisition, furnish to the Administrative Agent a description of the real and personal properties of such Subsidiary or the real and personal properties so acquired, in each case in detail satisfactory to the Administrative Agent,

                  (iii) within 15 days after (A) such request or acquisition of property for a purchase price in excess of $500,000 by any Loan Party, duly execute and deliver, and cause each Loan Party to duly execute and deliver, to the Administrative Agent such additional mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and other security agreements as specified by, and in form and substance satisfactory to the Administrative Agent, securing payment of all the Obligations of such Loan Party under the Loan Documents and constituting Liens on all such properties and (B) such formation or acquisition of any new Subsidiary, duly execute and deliver and cause each Subsidiary to duly execute and deliver to the Administrative Agent mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and other security agreements as specified by, and in form and substance satisfactory to the Administrative Agent, securing payment of all of the obligations of such Subsidiary under the Loan Documents, provided, that (A) the stock of any Subsidiary held by a CFC shall not be pledged and (B) if such new property is Equity Interests in a CFC, only 66% of such Equity Interests shall be pledged in favor of the Secured Parties,

                  (iv) within 30 days after such request, formation or
            acquisition, take, and cause each Loan Party and each newly acquired or newly formed Subsidiary (other than any Subsidiary that is a CFC or a Subsidiary that is held directly or indirectly by a CFC) to take, whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements delivered pursuant to this Section 5.01(j), enforceable against all third parties in accordance with their terms,

                  (v) within 60 days after such request, formation or
            acquisition, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to (1) the matters contained in clauses
            (i), (iii) and (iv) above, (2) such guaranties, guaranty supplements, mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements being legal, valid and binding obligations of each Loan Party party thereto enforceable in accordance with their terms, as to the matters contained in clause (iv) above, (3) such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such properties, and (4) such other matters as the Administrative Agent may reasonably request,

                  (vi) as promptly as practicable after such request, formation or acquisition, deliver, upon the request of the Administrative Agent in its sole discretion, to the Administrative Agent with respect to each parcel of real property owned or held by each Loan Party and each newly acquired or newly formed Subsidiary (other than any Subsidiary that is a CFC or a Subsidiary that is held directly or indirectly by a CFC) title reports, title insurance policies, surveys and engineering, soils and other reports, environmental assessment reports and estoppel and consent agreements, each in scope, form and substance satisfactory to the Administrative Agent, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Administrative Agent, and

                  (vii) at any time and from time to time, promptly execute and deliver, and cause to execute and deliver, each Loan Party and each newly acquired or newly formed Subsidiary (other than any Subsidiary that is a CFC or a Subsidiary that is held directly or indirectly by a CFC) any and all further instruments and documents and take, and cause each Loan Party and each newly acquired or newly formed Subsidiary (other than any Subsidiary that is a CFC or a Subsidiary that is held directly or indirectly by a CFC) to take, all such other action as the Administrative Agent may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, mortgages, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and security agreements.

            (k) Further Assurances. (i) Promptly upon request by the Administrative Agent, or any Lender Party through the Administrative Agent, correct, and cause each of its Restricted Subsidiaries promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

                  (i) Promptly upon request by the Administrative Agent, or any
            Lender Party through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Administrative Agent, or any Lender Party through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject any Loan Party's or any of its Restricted Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and
            (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Restricted Subsidiaries is or is to be a party, and cause each of its Restricted Subsidiaries to do so.

            (l) Preparation of Environmental Reports. At the request of the Administrative Agent from time to time, provide to the Lender Parties within 60 days after such request, at the expense of the Borrower, an environmental site assessment report for any of its or its Restricted Subsidiaries' properties described in the Mortgages, prepared by an environmental consulting firm acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Administrative Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and the Borrower hereby grants and agrees to cause any Restricted Subsidiary that owns any property described in the Mortgages to grant at the time of such request to the Administrative Agent, the Lender Parties, such firm and the Administrative Agent or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

            (m) Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Borrower or any of its Restricted Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Restricted Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect.

            (n) Cash Concentration Accounts. Maintain, and cause each of its Restricted Subsidiaries to maintain, main cash concentration accounts into which all proceeds of Collateral are paid with one or more banks acceptable to the Administrative Agent that have accepted the assignment of such accounts to the Administrative Agent for the benefit of the Secured Parties pursuant to the Security Agreement.

            (o) Interest Rate Hedging. Enter into within thirty (30) days subsequent to the Effective Date, and maintain at all times thereafter, interest rate Hedge Agreements with Persons acceptable to the Administrative Agent, covering a notional amount of not less than 50% of the Commitments under the Term Facility and providing for such Persons to make payments thereunder for a period of not less than 2 years at rates and on terms and conditions reasonably satisfactory to the Administrative Agent.

            (p) Performance of Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Restricted Subsidiaries is entitled to make under such Material Contract, and cause each of its Restricted Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect.

            (q) Inactive Subsidiaries. (i) Listed on Schedule 5.01(q) are all of the direct and indirect Subsidiaries (the "INACTIVE SUBSIDIARIES") of the Borrower which (A) are inactive and hold either

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      no assets or a nominal amount of assets, (B) are not Restricted
      Subsidiaries and (C) the Borrower is planning to dissolve on or prior to the correlative date listed for such Inactive Subsidiary on Schedule 5.01(q).

                  (ii) The Borrower shall dissolve each Inactive Subsidiary on or prior to the correlative date listed for such Inactive Subsidiary on Schedule 5.01(q).

                  (iii) The Borrower has delivered to the Administrative Agent all of the stock certificates for each Inactive Subsidiary, and, upon the Borrower's request, the Administrative Agent will surrender to the Borrower the stock certificates for any Inactive Subsidiary that is dissolved. Upon its receipt of any such stock certificates, the Borrower shall mark such stock certificates cancelled and place them into the minute book for such dissolved Inactive Subsidiary.

                  (iv) The Borrower will not at any time conduct (and will not permit its Restricted Subsidiaries to conduct) any new business in the Inactive Subsidiaries and will not at any time transfer (and will not permit its Restricted Subsidiaries to transfer) any Collateral or any other assets into the Inactive Subsidiaries without the prior written consent of the Administrative Agent.

            (r) Post Closing Matters. Within 90 days subsequent to the Effective Date (or such later date as may be agreed by the Administrative Agent), the Borrower will provide evidence that all franchise taxes have been paid by those Loan Parties set forth on Schedule 5.01(r) annexed hereto. Borrower agrees that it shall use its best, commercially reasonable efforts to obtain all such evidence as soon as practicable.

      SECTION 5.02 Negative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will not, at any time:

            (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Restricted Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Borrower or any of its Restricted Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Restricted Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Restricted Subsidiaries to assign, any accounts or other right to receive income, except:

                  (i) Liens created under the Loan Documents;

                  (ii) Permitted Liens;

                  (iii) Liens existing on the date hereof and described on
            Schedule 4.01(v) hereto, provided, that no such Lien is spread to cover any additional property after the Effective Date and that the principal amount of Debt secured thereby is not increased;

                  (iv) purchase money Liens upon or in real property or
            equipment acquired or held by the Borrower or any of its Restricted Subsidiaries in the ordinary course of

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

            business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced;

                  (v) any interest or title of a lessor under any lease entered into by the Borrower or any other Restricted Subsidiary in the ordinary course of its business and covering only the assets so leased (and related general intangibles and identifiable proceeds specifically related to such assets);

                  (vi) Liens securing Debt on Property acquired by a Loan Party or on Property of a Person existing at the time such Person is merged into or consolidated with the Borrower or any Restricted Subsidiary of the Borrower or becomes a Restricted Subsidiary of the Borrower, provided, that such Liens (other than replacement Liens permitted elsewhere herein) were not created in contemplation of such acquisition, merger, consolidation or investment and do not extend to any assets other than those of the Person merged into or consolidated with the Borrower or such Restricted Subsidiary or acquired by the Borrower or such Restricted Subsidiary;

                  (vii) Liens in respect of goods consigned to the Borrower or any of its Restricted Subsidiaries in the ordinary course of business, provided, that such Liens are limited to the goods so consigned;

                  (viii) the replacement, extension, or renewal of any Lien
            permitted under clause (iii) or (vi) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby; and

                  (ix) Liens permitted under Section 5.02(l).

            (b) Debt. Create, incur, assume or suffer to exist, or permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

                  (i)   in the case of the Borrower,

                        (A) Debt in respect of Hedge Agreements designed to
                  hedge against fluctuations in interest rates incurred in the ordinary course of business and consistent with prudent business practice with the aggregate Agreement Value thereof not to exceed $2,000,000 at any time outstanding, and

                        (B) Debt owed to a Restricted Subsidiary of the
                  Borrower, which Debt (x) shall, in the case of Debt owed to a Loan Party, constitute Pledged Debt, (y) shall be on terms acceptable to the Administrative Agent and (z) if evidenced by promissory notes, such promissory notes shall be in form and substance satisfactory to the Administrative Agent and shall, in the case of Debt owed to a

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

                  Loan Party, be pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and delivered to the Administrative Agent pursuant to the terms of the Security Agreement;

                  (ii) in the case of any Restricted Subsidiary of the Borrower, Debt owed to the Borrower or to a Restricted Subsidiary of the Borrower, provided, that, in each case, such Debt (x) shall, in the case of Debt owed to a Loan Party, constitute Pledged Debt, (y) shall be on terms acceptable to the Administrative Agent and (z) shall be evidenced by promissory notes in form and substance satisfactory to the Administrative Agent and such promissory notes shall, in the case of Debt owed to a Loan Party, be pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and delivered to the Administrative Agent pursuant to the terms of the Security Agreement; and

                  (iii) in the case of the Borrower and its Restricted
            Subsidiaries,

                        (A) Debt under the Loan Documents,

                        (B) Debt secured by Liens permitted by Section
                  5.02(a)(iv),

                        (C) Capitalized Leases,

                        (D) (x) the Existing Debt, and (y) any Debt extending
                  the maturity of, or refunding or refinancing, in whole or in part, any Existing Debt, provided, that the terms of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Loan Documents, provided further that the principal amount of such Existing Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing, provided still further that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lender Parties than the terms of any agreement or instrument governing the Existing Debt being extended, refunded or refinanced and the interest rate applicable to any such extending, refunding or refinancing Debt does not exceed the then applicable market interest rate,

                        (E) Debt of any Person that becomes a Restricted
                  Subsidiary of the Borrower after the date hereof in accordance with the terms of Section 5.02(f) which Debt is existing at the time such Person becomes a Restricted Subsidiary of the Borrower (other than Debt incurred solely in contemplation of such Person becoming a Restricted Subsidiary of the Borrower),

                        (F) Contingent Obligations (1) in respect of obligations
                  of the Loan Parties permitted hereunder, (2) described on
                  Schedule 5.02(b)(iii)(F), (3) arising in connection with indemnity programs for employees and or agents, provided, that such Contingent Obligations do not exceed in the aggregate at any time

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

                  $5,000,000, and (4) in respect of loans and advances made to employees and/or agents pursuant to the Commission Advance Program or on account of errors and omissions insurance coverage programs, provided, that, after giving effect thereto, the aggregate amount of all Contingent Obligations permitted by subsections (iii)(F)(2), (3) and (4) above plus the aggregate amount of loans and advances made pursuant to subsections (ii) and (xi) of Section 5.02(f) shall not exceed $6,000,000,

                        (G) Debt under any insurance premium financing
                  arrangement entered into in the ordinary course of business, and

                        (H) other Debt not otherwise prohibited by the terms of
                  the proviso set forth at the end of this Section 5.02(b) and subordinated to Debt incurred hereunder on terms and conditions reasonably satisfactory to the Administrative Agent (except to the extent otherwise permitted by Section 8.06);

      provided, however, that notwithstanding the provisions of subsections
      (iii)(A) through (iii)(H) above, (x) the aggregate amount of all Debt described in subsections (iii)(B), (iii)(C), (iii)(D)(y), (iii)(E) and
      (iii)(H) above that is secured by Liens shall not exceed $2,000,000 at any time outstanding and (y) the aggregate amount of all Debt described in subsections (iii)(B), (iii)(C), (iii)(D)(y), (iii)(E) and (iii)(H) above shall not exceed $6,000,000 at any time outstanding.

            (c) Change in Nature of Business. Make, or permit any of its Restricted Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof; or engage in, or permit any of its Restricted Subsidiaries to engage in, any business other than businesses that are reasonably related to the real estate services business, or other services businesses (in the scope that is currently operated by the "Business Services" unit of Grubb & Ellis Management Services, Inc.).

            (d) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Restricted Subsidiaries to do so, except that:

                  (i) any Restricted Subsidiary of the Borrower may merge into or consolidate with any other Restricted Subsidiary of the Borrower, provided, that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a Restricted Subsidiary of the Borrower, provided further that, in the case of any such merger or consolidation to which a Guarantor is a party, the Person formed by such merger or consolidation shall be a Guarantor;

                  (ii) in connection with any acquisition permitted under
            Section 5.02(f), any Restricted Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it, provided, that the Person surviving such merger shall be a Restricted Subsidiary of the Borrower;

                  (iii) in connection with any sale or other disposition
            permitted under Section 5.02(e) (other than clause (ii) thereof), any Restricted Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it;

                  (iv) any of the Borrower's Restricted Subsidiaries may merge into the Borrower; and

                  (v) any Restricted Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it;

      provided, however, that in each case, immediately before and after giving effect thereto, no Default shall have occurred and be continuing and, in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation.

            (e) Sales, Etc., of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Restricted Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, except:

                  (i) Dispositions of assets in the ordinary course of its
            business and the granting of any option or other right to purchase, lease or otherwise acquire assets in the ordinary course of its business;

                  (ii) in a transaction authorized by Section 5.02(d) (other than subsection (iv) thereof);

                  (iii) the sale or issuance of the Equity Interests of any
            Subsidiary to the Borrower or any Restricted Subsidiary; and

                  (iv) the Disposition of other assets by the Borrower or any
            Restricted Subsidiary so long as (A) the purchase price paid to the Borrower or such Restricted Subsidiary for such asset shall be not less than the fair market value of such asset at the time of such sale, (B) at least 75% of the purchase price for such asset shall be paid to the Borrower or such Restricted Subsidiary in cash or Cash Equivalents, (C) the aggregate purchase price paid to the Borrower and all of its Restricted Subsidiaries for such asset and all other assets sold by the Borrower and its Restricted Subsidiaries during the same Fiscal Year pursuant to this clause (iv) shall not exceed $1,000,000 and (D) all of the proceeds of such sale are reinvested in substitute or other assets used or useful in the Borrower's business or applied to prepay the Advances pursuant to Section 2.06(b)(ii) or (c)(ii).

            (f) Investments in Other Persons. Make or hold, or permit any of its Restricted Subsidiaries to make or hold, any Investment in any Person, except:

                  (i) (A) equity Investments by the Borrower and its Restricted
            Subsidiaries in their Restricted Subsidiaries outstanding on the date hereof and (B) additional equity Investments in Loan Parties;

                  (ii) Investments by the Borrower and its Restricted
            Subsidiaries in Cash Equivalents;

                  (iii) Investments existing on the date hereof and described on
            Schedule 4.01(y) hereto;

                  (iv) Investments by the Borrower in Hedge Agreements permitted under Section 5.02(b)(i)(A);

                  (v) Investments consisting of intercompany Debt permitted
            under Section 5.02(b);

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

                  (vi) Extensions of trade credit in the ordinary course of
            business;

                  (vii) Promissory notes and other similar non-cash
            consideration received by the Borrower and any Loan Party in connection with the Dispositions permitted by Section 5.02(e);

                  (viii) Loans and advances in the ordinary course of business to vendors or suppliers of the Borrower and any other Loan Party or relating to relocation expenses;

                  (ix) Investments consisting of Permitted Acquisitions;

                  (x) Loans or other advances under the Commission Advance
            Program to, or on account of errors and omissions insurance premium payments for, employees and/or agents; and

                  (xi) Investments by the Borrower and its Restricted
            Subsidiaries not otherwise permitted under this Section 5.02(f) in an aggregate amount not to exceed $1,000,000, provided that, with respect to each Investment made pursuant to this clause (xi):

                        (A) such Investment shall not include or result in any
                  contingent liabilities that could reasonably be expected to be material to the business, financial condition, operations or prospects of the Borrower and its Restricted Subsidiaries, taken as a whole (as determined in good faith by the board of directors (or persons performing similar functions) of the Borrower or such Restricted Subsidiary if the board of directors is otherwise approving such transaction and, in each other case, by a Responsible Officer);

                        (B) such Investment shall be in property and assets
                  which are part of, or in lines of business which are, substantially the same lines of business as one or more of the principal businesses of the Borrower and its Restricted Subsidiaries in the ordinary course;

                        (C) any determination of the amount of such Investment
                  shall include all cash and noncash consideration (including, without limitation, the fair market value of all Equity Interests issued or transferred to the sellers thereof, all indemnities, earnouts and other contingent payment obligations to, and the aggregate amounts paid or to be paid under noncompete, consulting and other affiliated agreements with, the sellers thereof, all write-downs of property and assets and reserves for liabilities with respect thereto and all assumptions of debt, liabilities and other obligations in connection therewith) paid by or on behalf of the Borrower and its Restricted Subsidiaries in connection with such Investment; and

                        (D) (1) immediately before and immediately after giving
                  pro forma effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (2) immediately after giving effect to such purchase or other acquisition, the Borrower and its Restricted Subsidiaries shall be in pro forma compliance with the covenants set forth in Section 5.04, such compliance to be determined on the basis of the financial statements and other financial information most recently delivered to the Administrative Agent and the Lender

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

                  Parties pursuant to Section 5.03 as though such Investment had been consummated as of the first day of the fiscal period covered thereby.

            (g) Restricted Payments. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such, or permit any of its Restricted Subsidiaries to do any of the foregoing, or permit any of its Restricted Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Borrower (collectively, "RESTRICTED PAYMENTS"), except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

                  (i) the Borrower may declare and pay dividends in any Fiscal
            Year in an aggregate amount of up to 100% of Excess Cash Flow for the most recent Fiscal Year for which financial statements are available;

                  (ii) any Loan Party may make Restricted Payments to another
            Loan Party;

                  (iii) any purchase, redemption, retirement, defeasance or
            other acquisition of any shares of any class of common stock of the Borrower effected solely through the issuance of common stock of the Borrower having the same economic and voting terms as such class of common stock shall be permitted; and

                  (iv) the Borrower may repurchase shares of its Equity
            Interests for a purchase price not to exceed $30,000,000 in the aggregate from and after the date hereof.

            (h) Lease Obligations. Create, incur, assume or suffer to exist, or permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist, any obligations as lessee (i) for the rental or hire of real or personal property in connection with any sale and leaseback transaction, or (ii) for the rental or hire of other real or personal property of any kind (other than a lease for office space to be occupied by the Borrower or its Restricted Subsidiaries and leases entered into in the ordinary course of business for the benefit of tenants or owners of real property managed by the Borrower or its Restricted Subsidiaries to the extent any payments required to be made thereunder by the Borrower or its Restricted Subsidiaries are paid or promptly reimbursable by such tenants or owners) under leases or agreements to lease (including, without limitation, Capitalized Leases) having an original term of one year or more that would cause the direct and contingent liabilities of the Borrower and its Restricted Subsidiaries, on a Consolidated basis, in respect of all such obligations described in this clause (ii) to exceed $2,500,000 payable in any Measurement Period.

            (i) Amendments of Constitutive Documents. Amend, or permit any of its Restricted Subsidiaries to amend, its certificate of incorporation or bylaws or other constitutive documents, other than in connection with any such amendment required for the issuance of equity securities not in excess of the authorized capital of the Borrower or any Restricted Subsidiary as of the Effective Date.

            (j) Accounting Changes. Without 10 days' subsequent written notice to the Administrative Agent, make or permit, or permit any of its Restricted Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required by generally accepted accounting principles, or (ii) Fiscal Year.

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

            (k) Prepayments, Etc., of Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, except (i) the prepayment of the Advances in accordance with the terms of this Agreement, (ii) regularly scheduled or required repayments or redemptions of Existing Debt and (iii) any prepayments or redemptions of Existing Debt in connection with a refunding or refinancing of such Existing Debt permitted by Section 5.02(b)(iii)(D), or amend, modify or change in any manner any term or condition of any Existing Debt, or permit any of its Restricted Subsidiaries to do any of the foregoing other than to prepay any Debt payable to the Borrower.

            (l) Negative Pledge. Enter into or suffer to exist, or permit any of its Restricted Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except (i) in favor of the Secured Parties or (ii) in connection with (A) any Existing Debt, (B) any purchase money Debt permitted by Section 5.02(b)(iii)(B) solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property acquired with the proceeds of such Debt, (C) any Capitalized Lease permitted by Section 5.02(b)(iii)(C) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto, or (D) in connection with a lease of real property, the Borrower may grant the landlord, as security for its performance under the lease, a Lien on the Borrower's tangible personal property physically located within the leased premises; provided, however, that the aggregate fair market value of such property pledged as collateral shall not exceed $100,000.

            (m) Partnerships, Etc. Become a general partner in any general or limited partnership or joint venture, or permit any of its Restricted Subsidiaries to do so; provided, however, that notwithstanding the foregoing, the Borrower and any other Loan Party may (1) be a general or limited partner in any general or limited partnership, (2) be a member or manager of, or hold a limited liability company interest in, a limited liability company, (3) be a joint venturer or hold a joint venture interest in any joint venture or (4) make and maintain equity investments in real estate portfolios and Persons which own or manage commercial real estate (each a "RESTRICTED INVESTMENT"), provided that each of the following requirements is met:

                  (i) the Loan Party making the Investment shall, to the extent permitted by applicable investment contracts and other documents relating to such Investment, grant and cause to be perfected a first priority security interest or other first lien position (except for Permitted Liens) of the Loan Party's interest in the property constituting the Restricted Investment;

                  (ii) the nature of the Investment and the Person or property subject to the Investment shall not result in the Loan Party becoming directly or contingently liable for any obligations of such Person or related to such property in excess of the amount of the Investment, nor shall the Investment constitute a direct investment by the Loan Party in real property or real property improvements; and

                  (iii) no Default exists at the time such Restricted Investment is made or would occur as a result of such Restricted Investment.

            (n) Speculative Transactions. Engage, or permit any of its Restricted Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions.

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

            (o) Formation of Subsidiaries. Organize or invest, or permit any of its Restricted Subsidiaries to organize or invest, in any new Subsidiary except (i) CFCs and special purpose vehicles organized in the ordinary course of business by the Borrower or its Restricted Subsidiaries, which may be capitalized in an amount not to exceed $100,000 individually and $300,000 in the aggregate, and (ii) as permitted under Section 5.02(f)(i),
      (v) or (vii).

            (p) Payment Restrictions Affecting Restricted Subsidiaries. Directly or indirectly, enter into or suffer to exist, or permit any of its Restricted Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Restricted Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Borrower or any Restricted Subsidiary of the Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (i) the Loan Documents, (ii) any agreement or instrument evidencing Existing Debt and (iii) any agreement in effect at the time such Restricted Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower.

            (q) Amendment, Etc., of Material Contracts. Cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof, amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any default under or breach of any Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of any Material Contract or take any other action in connection with any Material Contract that would materially impair the value of the interest or rights of any Loan Party thereunder or that would materially impair the interest or rights of the Administrative Agent or any Lender Party, or permit any of its Restricted Subsidiaries to do any of the foregoing.

      SECTION 5.03 Reporting Requirements. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will furnish to the Administrative Agent and the Lender Parties:

            (a) Default Notice. As soon as possible and in any event within three (3) Business Days after the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto.

            (b) Annual Financials. As soon as available and in any event no later than one (1) Business Day after the Borrower files its annual report on Form 10-K with the United States Securities and Exchange Commission, but in no event later than 105 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Borrower and its Subsidiaries on a Consolidated basis, including therein a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion acceptable to the Required Lenders of Ernst & Young LLP or other independent public accountants of recognized standing acceptable to the Required Lenders, together with (i) a certificate of such accounting firm to the Lender Parties stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (ii) a Compliance Certificate showing the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04, provided that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP and (iii) a certificate of the Chief Financial Officer of the Borrower stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto.

            (c) Quarterly Financials. As soon as available and in any event no later than one (1) Business Day after the Borrower files its quarterly report on Form 10-Q with the United States Securities and Exchange Commission, but in no event later than 50 days after the end of each of the first three quarters of each Fiscal Year, a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (ii) a Compliance Certificate showing the computations used by the Borrower in determining compliance with the covenants contained in Section 5.04, provided that in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP.

            (d) Monthly Financials. Upon the request of the Administrative Agent, a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the most recently completed month and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous month and ending with the end of such month and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding month of the preceding Fiscal Year, all in reasonable detail and duly certified by the Chief Financial Officer of the Borrower.

            (e) Annual Budgets. As soon as available and in any event (i) not earlier than 60 days and no later than 30 days prior to the end of each calendar year, a draft of the consolidated budget and (ii) not later than 30 days following the end of each calendar year, the final consolidated budget, in each case, for the following calendar year prepared on a quarter-by-quarter basis, and, as soon as available, significant revisions, if any, of such budget and projections with respect to such calendar year, in form and substance satisfactory to the Administrative Agent.

            (f) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any Governmental Authority affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(f), and promptly after the occurrence thereof, notice of any adverse change in the status or the financial effect on any Loan Party or any of its Subsidiaries of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

            (g) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

            (h) Agreement Notices. (i) Promptly upon (A) receipt of any notice, request or other document received by any Loan Party or any of its Subsidiaries under or pursuant to any Material Contract or instrument, indenture, loan or credit or similar agreement regarding or related to any breach or default by any party thereto or any other event that could materially impair the value of the interests or the rights of any Loan Party or otherwise have a Material Adverse Effect or (B) the granting of any amendment, modification or waiver of any provision of any Material Contract or instrument, indenture, loan or credit or similar agreement, that could materially impair the value of the interests or rights of any Loan Party or otherwise have a Material Adverse Effect, the Company shall give written notice to the Administrative Agent containing a detailed description thereof, and, (ii) from time to time upon request by the Administrative Agent, such information and reports regarding the Material Contracts and such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request.

            (i) ERISA. (i) ERISA Events and ERISA Reports. (A) Promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the Chief Financial Officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

                  (ii) Plan Terminations. Promptly and in any event within two
            Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

                  (iii) Plan Annual Reports. At the time of the delivery of the
            Compliance Certificate pursuant to Section 5.03(b) or promptly upon the request of any Lender Party, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

                  (iv) Multiemployer Plan Notices. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B).

            (j) Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Restricted Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

            (k) Real Property. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report supplementing Schedules 4.01(w) and 4.01(x) hereto, including an identification of all owned and leased real property disposed of by the Borrower or any of its Restricted Subsidiaries during such Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such Fiscal Year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete.

            (p) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Restricted Subsidiaries as the Administrative Agent, or any Lender Party through the Administrative Agent, may from time to time reasonably request.

      SECTION 5.04 Financial Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will:

            (a) Debt/EBITDA Ratio. Maintain at all times a Debt/EBITDA Ratio of not more than the amount set forth below for each Measurement Period set forth below:

        QUARTER ENDING                      RATIO
        --------------                      -----
March 31, 2005                            3.50:1.00

June 30, 2005                             3.50:1.00

September 30, 2005                        3.50:1.00

December 31, 2005                         3.25:1.00

March 31, 2006                            3.25:1.00

June 30, 2006                             3.25:1.00

September 30, 2006                        3.25:1.00

December 31, 2006                         2.75:1.00

March 31, 2007                            2.75:1.00

June 30, 2007                             2.75:1.00

September 30, 2007                        2.75:1.00

December 31, 2007 and thereafter          2.50:1.00

            (b) Interest Coverage Ratio. Maintain at all times an Interest Coverage Ratio of not less than the amount set forth below for each Measurement Period set forth below:

      QUARTER ENDING                         RATIO
      --------------                         -----
March 31, 2005                             3.50:1.00

June 30, 2005                              3.50:1.00

September 30, 2005                         3.50:1.00

December 31, 2005                          3.50:1.00

March 31, 2006                             3.50:1.00

June 30, 2006                              3.75:1.00

September 30, 2006                         3.75:1.00

December 31, 2006                          3.75:1.00

March 31, 2007                             3.75:1.00

June 30, 2007                              4.00:1.00

September 30, 2007                         4.00:1.00

December 31, 2007                          4.00:1.00

March 31, 2008                             4.00:1.00

June 30, 2008                              4.00:1.00

September 30, 2008 and thereafter          4.00:1.00

            (c) EBITDA. Maintain at all times EBITDA of the Borrower and its Restricted Subsidiaries of not less than the amount set forth below for each Measurement Period set forth below:

      QUARTER ENDING                         EBITDA
      --------------                         ------
March 31, 2005                            $15,000,000

June 30, 2005                             $15,000,000

September 30, 2005                        $15,000,000

December 31, 2005                         $17,500,000

March 31, 2006                            $17,500,000

June 30, 2006                             $17,500,000

September 30, 2006                        $17,500,000

December 31, 2006 and thereafter          $20,000,000

            (d) Fixed Charge Coverage Ratio. Maintain at all times a Consolidated Fixed Charge Coverage Ratio of not less than 1.25:1.00.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

      SECTION 6.01 Events of Default. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

            (a) (i) the Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause
      (ii) within three days after the same shall become due and payable; or

            (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

            (c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.14, 5.01(e) or (j), 5.02, 5.03(a),
      (b), (c), (e), (i) or (k) or 5.04; or

            (d) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 10 Business Days after the earlier of the date on which (i) any officer of a Loan Party becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender Party; or

            (e) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt of such Loan Party or such

      Subsidiary that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $1,000,000 either individually or in the aggregate for all such Loan Parties and Subsidiaries (but excluding Debt outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

            (f) any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

            (g) any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $1,000,000 shall be rendered against any Loan Party or any of its Restricted Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not give rise to an Event of Default under this Section 6.01(g) if and for so long as (A) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer, which shall be rated at least "A" by A.M. Best Company, covering full payment thereof and
      (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order; or

            (h) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Restricted Subsidiaries that is reasonably likely to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (i) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

            (j) any Collateral Document or financing statement after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby; or

            (k) an "Event of Default" (as defined in any Mortgage) shall have occurred and be continuing; or

            (l) a Change of Control shall occur; or

            (m) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $1,000,000; or

            (n) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $1,000,000 or requires payments exceeding $250,000 per annum; or

            (o) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $250,000; or

            (p) there shall occur any Material Adverse Change;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and Swing Line Advances by a Revolving Credit Lender pursuant to Section 2.02(b)) and of the Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, (A) by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and (B) by notice to each party required under the terms of any agreement in support of which a Letter of Credit is issued, request that all Obligations under such agreement be declared to be due and payable; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (x) the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and Swing Line Advances by a Revolving Credit Lender pursuant to Section 2.02(b)) and of the Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

      SECTION 6.02 Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Administrative Agent on behalf of the Lender Parties in same day funds at the Administrative Agent's Office, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Law, the Borrower will pay to the Administrative Agent on behalf of the Lender Parties in same day funds at the Administrative Agent's Office, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. If at any time the Administrative Agent determines that any funds held in the L/C Collateral Account are subject to any right or claim of any Person other than the Administrative Agent and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Collateral Account that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Collateral Account, such funds shall be applied to reimburse the Issuing Bank or Revolving Credit Lenders, as applicable, to the extent permitted by applicable law. After each Letter of Credit issued hereunder expires or terminates without being drawn upon, and/or after the Letter of Credit Advances with respect to each Letter of Credit have been paid, amounts on deposit in the L/C Collateral Account (if any) shall be applied by the Administrative Agent to pay other outstanding amounts due under the Loan Documents or shall be returned to the Borrower.

                                  ARTICLE VII

                            THE ADMINISTRATIVE AGENT

      SECTION 7.01 Authorization and Action. (a) Each Lender Party (in its capacities as a Lender, the Swing Line Bank (if applicable), the Issuing Bank (if applicable) and on behalf of itself and its Affiliates as potential Hedge Banks) hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that no Administrative Agent shall be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

            (b) In furtherance of the foregoing, each Lender Party (in its capacities as a Lender, the Swing Line Bank (if applicable), the Issuing Bank (if applicable) and on behalf of itself and its Affiliates as potential Hedge Banks) hereby appoints and authorizes the Administrative Agent to act as the agent of such Lender Party for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent (and any Supplemental Collateral Agent appointed by the Administrative Agent pursuant to Section 7.01(c) for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights or remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of this Article VII (including, without limitation, Section 7.05 as though such Supplemental Collateral Agent was the "Administrative Agent" under the Loan Documents) as if set forth in full herein with respect thereto.

            (c) The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder at the direction of the Administrative Agent) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent may also from time to time, when the Administrative Agent deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each, a "SUPPLEMENTAL COLLATERAL AGENT") with respect to all or any part of the Collateral; provided, however, that no such Supplemental Administrative Agent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Administrative Agent. Should any instrument in writing from the Borrower or any other Loan Party be required by any Supplemental Collateral Agent so appointed by the Administrative Agent to more fully or certainly vest in and confirm to such Supplemental Collateral Agent such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. If any Supplemental Collateral Agent, or successor thereto, shall die, become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall automatically vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Collateral Agent. No Administrative Agent shall be responsible for the negligence or misconduct of the Administrative Agent, attorney-in-fact or Supplemental Collateral Agent that it selects in accordance with the foregoing provisions of this Section 7.01(c) in the absence of the Administrative Agent's gross negligence or willful misconduct.

      SECTION 7.02 Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (a) may treat the payee of any Note as the holder thereof until, in the case of the Administrative Agent, the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, or, in the case of any other Administrative Agent, the Administrative Agent has received notice from the Administrative Agent that it has received and accepted such Assignment and Acceptance, in each case as provided in Section 8.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral)

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made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or the existence at any time of any Default under the Loan Documents or to inspect the property (including the books and records) of any Loan Party;
(e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or attached to electronic mail) believed by it to be genuine and signed or sent by the proper party or parties.

      SECTION 7.03 DBTCA and Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, DBTCA shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not the Administrative Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include DBTCA in its individual capacity. DBTCA and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if DBTCA was not the Administrative Agent and without any duty to account therefor to the Lender Parties. The Administrative Agent shall not have any duty to disclose any information obtained or received by it or any of its Affiliates relating to any Loan Party or any of its Subsidiaries to the extent such information was obtained or received in any capacity other than as the Administrative Agent.

      SECTION 7.04 Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender Party and based on the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

      SECTION 7.05 Indemnification. (a) Each Lender Party severally agrees to indemnify the Administrative Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Administrative Agent under the Loan Documents (collectively, the "INDEMNIFIED COSTS"); provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by any Lender Party or any other Person.

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            (b) Each Lender Party severally agrees to indemnify the Issuing Bank
(to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Issuing Bank under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Issuing Bank's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse the Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower.

            (c) For purposes of this Section 7.05, the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (ii) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time, (iii) the aggregate unused portions of their respective Term Commitments at such time and (iv) their respective Unused Revolving Credit Commitments at such time, provided that the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to the Issuing Bank shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments. The failure of any Lender Party to reimburse the Administrative Agent or the Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to the Administrative Agent or the Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse the Administrative Agent or the Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse the Administrative Agent or the Issuing Bank, as the case may be, for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 7.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

      SECTION 7.06 Successor Administrative Agents. The Administrative Agent may resign as to any or all of the Facilities at any time by giving written notice thereof to the Lender Parties and the Borrower and may be removed as to all of the Facilities at any time with or without cause by the Required Lenders; provided, however, that any removal of the Administrative Agent will not be effective until it has also been replaced as Swing Line Bank and Letter of Credit Issuing Bank and released from all of its obligations in respect thereof. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent as to such of the Facilities as to which the Administrative Agent has resigned or been removed. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lender Parties, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent as to all of the Facilities and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required

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Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent as to less than all of the Facilities and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent as to such Facilities, other than with respect to funds transfers and other similar aspects of the administration of Borrowings under such Facilities, issuances of Letters of Credit (notwithstanding any resignation as Administrative Agent with respect to the Letter of Credit Facility) and payments by the Borrower in respect of such Facilities, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement as to such Facilities, other than as aforesaid. If within 45 days after written notice is given of the retiring Administrative Agent's resignation or removal under this Section 7.06 no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (a) the retiring Administrative Agent's resignation or removal shall become effective, (b) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (c) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent as to any of the Facilities shall have become effective, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent as to such Facilities under this Agreement.

                                  ARTICLE VIII

                                    GUARANTY

      SECTION 8.01 Guaranty; Limitation of Liability. (a) Each Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "GUARANTEED OBLIGATIONS"), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Guaranty or any other Loan Document. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

            (b) Each Guarantor, and by its acceptance of this Guaranty, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform

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Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.

            (c) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

      SECTION 8.02 Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

            (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

            (c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

            (d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

            (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

            (f) any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or

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      prospects of any other Loan Party now or hereafter known to such Secured
      Party (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information);

            (g) the failure of any other Person to execute or deliver this Guaranty, any Guaranty Supplement or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

            (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

      SECTION 8.03 Waivers and Acknowledgments. (a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

            (b) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

            (c) Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

            (d) Each Guarantor acknowledges that the Administrative Agent may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, and each Guarantor hereby waives any defense to the recovery by the Administrative Agent and the other Secured Parties against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

            (e) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Secured Party.

            (f) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 8.02 and this Section
8.03 are knowingly made in contemplation of such benefits.

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      SECTION 8.04 Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's Obligations under or in respect of this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, all Letters of Credit and all Secured Hedge Agreements shall have expired or been terminated and the Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the Termination Date and (c) the latest date of expiration or termination of all Letters of Credit and all Secured Hedge Agreements, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) any Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (iii) the Termination Date shall have occurred and (iv) all Letters of Credit and all Secured Hedge Agreements shall have expired or been terminated, the Secured Parties will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.

      SECTION 8.05 Guaranty Supplements. Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit E hereto (each, a "GUARANTY SUPPLEMENT"), (a) such Person shall be referred to as an "ADDITIONAL GUARANTOR" and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a "GUARANTOR" shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a "GUARANTOR" shall also mean and be a reference to such Additional Guarantor, and
(b) each reference herein to " THIS GUARANTY", "HEREUNDER", "HEREOF" or words of like import referring to this Guaranty, and each reference in any other Loan Document to the "GUARANTY", "THEREUNDER", "THEREOF" or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

      SECTION 8.06 Subordination. Each Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Guarantor by each other Loan Party (the "SUBORDINATED OBLIGATIONS") to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 8.06:

            (a) Prohibited Payments, Etc. Except during the continuance of a Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor may receive payments from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Default

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      (including the commencement and continuation of any proceeding under any
      Bankruptcy Law relating to any other Loan Party), however, unless the Required Lenders otherwise agree, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

            (b) Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to any other Loan Party, each Guarantor agrees that the Secured Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding ("POST PETITION INTEREST")) before such Guarantor receives payment of any Subordinated Obligations.

            (c) Turn-Over. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

            (d) Administrative Agent Authorization. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

      SECTION 8.07 Continuing Guaranty; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the Termination Date and (iii) the latest date of expiration or termination of all Letters of Credit and all Secured Hedge Agreements, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided in Section 9.07. No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties.

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                                   ARTICLE IX

                                 MISCELLANEOUS

      SECTION 9.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders (other than Defaulting Lenders), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lender Parties (other than any Lender Party that is, at such time, a Defaulting Lender), do any of the following at any time: (i) waive any of the conditions specified in Section 3.02, (ii) change the number of Lenders or the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (iii) reduce or limit the obligations of any Guarantor under Section 8.01 or release such Guarantor or otherwise limit such Guarantor's liability with respect to the Obligations owing to the Administrative Agent and the Lender Parties, (iv) release all or substantially all of the Collateral in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on all or substantially all of the Collateral in any transaction or series of related transactions to secure any Obligations other than Obligations owing to the Secured Parties under the Loan Documents, (v) amend Section 2.13 or this
Section 9.01, (vi) increase the Commitments of the Lenders, (vii) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (viii) except as otherwise provided in Section 2.17, postpone any date scheduled for any payment of principal of, or interest on, the Notes pursuant to Section 2.04 or 2.07 or any date fixed for payment of fees or other amounts payable hereunder, or (ix) limit the liability of any Loan Party under any of the Loan Documents and (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender (other than any Lender that is, at such time, a Defaulting Lender) that has a Commitment under, or is owed any amounts under or in respect of, a Term Facility or the Revolving Credit Facility if such Lender is directly and adversely affected by such amendment, waiver or consent: (i) increase the Commitments of such Lender; (ii) reduce the principal of, or stated rate of interest on, the Notes held by such Lender or any fees or other amounts stated to be payable hereunder to such Lender; or (iii) postpone any date scheduled for any payment of principal of, or interest on, the Notes pursuant to Section 2.04 or 2.07 or any date fixed for any payment of fees hereunder or any Guaranteed Obligations payable under the Subsidiaries Guaranty; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Bank or the Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Line Bank or of the Issuing Banks, as the case may be, under this Agreement, and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents.

      SECTION 9.02 Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or electronic mail communication) and mailed, telegraphed, telecopied, sent by electronic mail (with an electronic attachment containing a hand-written signature and with immediate confirmation by mail, telephone or telecopier) or delivered, if to the Borrower, at its address at 2215 Sanders Road, Suite 400, Northbrook, Illinois 60062, Attention: Chief Financial Officer, telecopier number (847) 753-9071 (with a copy to the General Counsel following written notice of such request by the Borrower to the other parties); if to any Guarantor, at its address at c/o Grubb & Ellis Company, 2215 Sanders Road, Suite 400, Northbrook, Illinois 60062,
Attention: Chief Financial Officer, telecopier number (847) 753-9071, (with a copy to the General Counsel of Grubb & Ellis Company

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following written notice of such request by a Guarantor to the other parties);
if to any Initial Lender Party, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; and if to the Administrative Agent, at its address at 60 Wall Street, New York, New York 10005, Attention: Linda Wang, telecopier number (646) 324-7450; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall, when mailed or telecopied, be effective when deposited in the mails or transmitted by telecopier, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VII shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

      SECTION 9.03 No Waiver; Remedies. No failure on the part of any Lender Party or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      SECTION 9.04 Costs and Expenses. (a) The Borrower agrees to pay on demand
(i) all reasonable costs and expenses of the Lead Arranger and the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of, or any consent or waiver under, the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for the Lead Arranger and the Administrative Agent with respect thereto (including, without limitation, with respect to reviewing and advising on matters required to be completed by the Loan Parties on a post-closing basis), with respect to advising the Administrative Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of the Lead Arranger and the Administrative Agent and each Lender Party in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Lead Arranger and the Administrative Agent and each Lender Party with respect thereto).

            (b) The Borrower agrees to indemnify, defend and save and hold harmless the Lead Arranger, the Administrative Agent, each Lender Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated thereby or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a

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final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated by this Agreement are consummated. The Borrower also agrees not to assert any claim against the Administrative Agent, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated by the Loan Documents.

            (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.06, 2.09(b)(i) or 2.10(d), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or if the Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.04, 2.06 or 6.01 or otherwise, the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

            (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender Party, in its sole discretion.

            (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.10 and 2.12 and this Section
8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

      SECTION 9.05 Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, the Administrative Agent and each Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent, such Lender Party or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under the Loan Documents, irrespective of whether the Administrative Agent or such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such Obligations may be unmatured. The Administrative Agent and each Lender Party agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender Party and their respective Affiliates under this

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Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Administrative Agent, such Lender Party and their respective Affiliates may have.

      SECTION 9.06 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and the Administrative Agent shall have been notified by each Initial Lender Party that such Initial Lender Party has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

      SECTION 9.07 Assignments and Participations. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of any or all Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or an Approved Fund of any Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $1,000,000 and shall be in an integral multiple of $500,000 (or such lesser amount as shall be approved by the Administrative Agent and, so long as no Default shall have occurred and be continuing at the time of effectiveness of such assignment, the Borrower) under each Facility for which a Commitment is being assigned, (iii) each such assignment shall be to an Eligible Assignee, (iv) no such assignments shall be permitted without the consent of the Administrative Agent until the Administrative Agent shall have notified the Lender Parties that syndication of the Commitments hereunder has been completed and (v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500.

            (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (ii) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.10, 2.12 and 8.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

            (c) By executing and delivering an Assignment and Acceptance, each Lender Party assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the

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financial condition of any Loan Party or the performance or observance by any
Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

            (d) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or the Administrative Agent or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and each other Administrative Agent. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under each Facility pursuant to such Assignment and Acceptance and, if any assigning Lender has retained a Commitment hereunder under such Facility, a new Note to the order of such assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 or A-2 hereto, as the case may be.

            (f) The Issuing Bank may assign to an Eligible Assignee not less than all of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that (i) each such assignment shall be to an Eligible Assignee and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500.

            (g) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it

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and the Note or Notes (if any) held by it); provided, however, that (i) such
Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

            (h) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party.

            (i) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

            (j) Notwithstanding anything to the contrary contained herein, any Lender that is a fund that invests in bank loans may create a security interest in all or any portion of the Advances owing to it and the Note or Notes held by it to the trustee for holders of obligations owed, or securities issued, by such fund as security for such obligations or securities, provided, that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 9.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

            (k) Notwithstanding anything to the contrary contained herein, any Lender Party (a "GRANTING LENDER") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an "SPC") the option to provide all or any part of any Advance that such Granting Lender would otherwise be obligated to make pursuant to this Agreement, provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Advance, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof. The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Advance were made by such Granting Lender. Each party hereto hereby agrees that (i) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender Party would be liable, (ii) no SPC shall be entitled to the benefits of Sections 2.10 and 2.12 (or any other increased costs protection provision) and (iii) the Granting Bank shall for all purposes, including, without limitation, the approval of any amendment or waiver of any provision of any Loan Document, remain the Lender Party of record hereunder. In

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furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior Debt of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained in this Agreement, any SPC may (i) with notice to, but without prior consent of, the Borrower and the Administrative Agent and with the payment of a processing fee of $500, assign all or any portion of its interest in any Advance to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Advances to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC. This subsection (k) may not be amended without the prior written consent of each Granting Lender, all or any part of whose Advances are being funded by the SPC at the time of such amendment.

      SECTION 9.08 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery by telecopier of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

      SECTION 9.09 No Liability of the Issuing Banks. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for:
(a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

      SECTION 9.10 Confidentiality; Patriot Act. Neither the Administrative Agent nor any Lender Party shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to the Administrative Agent's or such Lender Party's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any similar organization or quasi-regulatory authority) regulating such Lender Party, (d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Lender Party, (e) in connection with any litigation or proceeding to which the Administrative Agent or such Lender Party or any of its Affiliates

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may be a party or (f) in connection with the exercise of any right or remedy under this Agreement or any other Loan Document. Each of the Lenders hereby notifies each Loan Party that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes names and addresses and other information that will allow it to identify each Loan Party in accordance with the Patriot Act.

      SECTION 9.11 Release of Collateral. Upon the sale, lease, transfer or other disposition of any item of Collateral of any Loan Party in accordance with the terms of the Loan Documents, the Administrative Agent will, at the Borrower's expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents.

      SECTION 9.12 Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

            (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      SECTION 9.13 Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

      SECTION 9.14 Waiver of Jury Trial. Each of the Borrower, the Administrative Agent and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances, the Letters of Credit or the actions of the Administrative Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof

                            [Signature Pages Follow]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                           GRUBB & ELLIS COMPANY

                                           By /s/ Mark E. Rose
                                              ----------------------------------
                                              Name: Mark E. Rose
                                              Title: Chief Executive Officer

                                           GRUBB & ELLIS AFFILIATES, INC.

                                           By /s/ Brian D. Parker
                                              ----------------------------------
                                              Name: Brian D. Parker
                                              Title: Chief Financial Officer

                                           GRUBB & ELLIS MANAGEMENT SERVICES,
                                                          INC.

                                           By /s/ Brian D. Parker
                                              ----------------------------------
                                              Name: Brian D. Parker
                                              Title: Chief Financial Officer

                                           GRUBB & ELLIS OF ARIZONA, INC.

                                           By /s/ Brian D. Parker
                                              ----------------------------------
                                              Name: Brian D. Parker
                                              Title: Chief Financial Officer

                                           GRUBB & ELLIS ASSET SERVICES COMPANY

                                           By /s/ Brian D. Parker
                                              ----------------------------------
                                              Name: Brian D. Parker
                                              Title: Chief Financial Officer

                                           GRUBB & ELLIS CONSULTING SERVICES
                                                        COMPANY

                                           By /s/ Brian D. Parker
                                              ----------------------------------
                                              Name: Brian D. Parker
                                              Title: Chief Financial Officer

                                           GRUBB & ELLIS INSTITUTIONAL
                                              PROPERTIES, INC.

                                           By /s/ Brian D. Parker
                                              ----------------------------------
                                              Name: Brian D. Parker
                                              Title: Chief Financial Officer

                                           GRUBB & ELLIS OF MICHIGAN, INC.

                                           By /s/ Brian D. Parker
                                              ----------------------------------
                                              Name: Brian D. Parker
                                              Title: Chief Financial Officer

                                           GRUBB & ELLIS MORTGAGE GROUP, INC.

                                           By /s/ Brian D. Parker
                                              ----------------------------------
                                              Name: Brian D. Parker
                                              Title: Chief Financial Officer

                                           GRUBB & ELLIS OF NEVADA, INC.

                                           By /s/ Brian D. Parker
                                              ----------------------------------
                                              Name: Brian D. Parker
                                              Title: Chief Financial Officer

                                           GRUBB & ELLIS NEW YORK, INC.

                                           By /s/ Brian D. Parker
                                              ----------------------------------
                                              Name: Brian D. Parker
                                              Title: Chief Financial Officer

                                           GRUBB & ELLIS REALTY ADVISERS, INC.

                                           By /s/ Brian D. Parker
                                              ----------------------------------
                                              Name: Brian D. Parker
                                              Title: Chief Financial Officer

                                           GRUBB & ELLIS SOUTHEAST
                                              PARTNERS, INC.

                                           By /s/ Brian D. Parker
                                              ----------------------------------
                                              Name: Brian D. Parker
                                              Title: Chief Financial Officer

                                           HSM INC.

                                           By /s/ Brian D. Parker
                                              ----------------------------------
                                              Name: Brian D. Parker
                                              Title: Chief Financial Officer

                                           WM. A. WHITE/GRUBB & ELLIS INC.

                                           By /s/ Brian D. Parker
                                              ----------------------------------
                                              Name: Brian D. Parker
                                              Title: Chief Financial Officer

                                           LANDAUER HOSPITALITY
                                              INTERNATIONAL, INC.

                                           By /s/ Brian D. Parker
                                              ----------------------------------
                                              Name: Brian D. Parker
                                              Title: Chief Financial Officer

                                           LANDAUER SECURITIES, INC.

                                           By /s/ Brian D. Parker
                                              ----------------------------------
                                              Name: Brian D. Parker
                                              Title: Chief Financial Officer

                                           GRUBB & ELLIS MANAGEMENT
                                              SERVICES OF MICHIGAN, INC.

                                           By /s/ Brian D. Parker
                                              ----------------------------------
                                              Name: Brian D. Parker
                                              Title: Chief Financial Officer

                                           DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                              as Administrative Agent, an
                                              Initial Lender, Initial Issuing
                                              Bank and Swing Line Bank

                                           By /s/ Brenda Casey
                                              ----------------------------------
                                              Name: Brenda Casey
                                              Title: Vice President

                                           By /s/ Linda Wang
                                              ----------------------------------
                                              Name: Linda Wang
                                              Title: Vice President

                                           KEYBANK NATIONAL ASSOCIATION, as an
                                           Initial Lender

                                           By /s/ Andrew D. Stickney
                                              ----------------------------------
                                              Name: Andrew D. Stickney
                                              Title: Vice President

                                           NATIONAL CITY BANK OF THE MIDWEST,
                                           as an Initial Lender

                                           By /s/ Oliver Glenn
                                              ----------------------------------
                                              Name: Oliver Glenn
                                              Title: Vice President